--------------------------------------------------------------------------------
                                                                     EXHIBIT 4.8





                            PARTICIPATION AGREEMENT


                            dated as of June 1, 1996

                                     among

                            SOUTHWEST AIRLINES CO.,
                                    Lessee,


                        CHRYSLER FINANCIAL CORPORATION,
                               Owner Participant,


                     ROYAL BANK OF CANADA, NEW YORK BRANCH,
                           Original Loan Participant,


                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                        in its individual capacity only
                        as expressly provided herein and
                       otherwise solely as Owner Trustee,

                                      and

                           WILMINGTON TRUST COMPANY,
              in its individual capacity and as Indenture Trustee

                           --------------------------


                       One Boeing Model 737-3H4 Aircraft


                      SOUTHWEST AIRLINES 1996 TRUST N620SW

                               TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
SECTION 1.              Certain Definitions; Participations in Lessor's Cost of the Aircraft. . . . . . . . . . . . . . 2

SECTION 2.              Lessee's Notice of Delivery Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

SECTION 3.              Instructions to the Owner Trustee and Indenture Trustee.  . . . . . . . . . . . . . . . . . . . 5

SECTION 4.              Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                        (a)    Conditions Precedent to the Participations in the Aircraft . . . . . . . . . . . . . . . 6
                               (i)      Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                               (ii)     No Change in Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                               (iii)    Original Loan Participant's Commitment. . . . . . . . . . . . . . . . . . . . . 6
                               (iv)     Owner Participant's Commitment. . . . . . . . . . . . . . . . . . . . . . . . . 6
                               (v)      Authorization, Execution and Delivery of Documents. . . . . . . . . . . . . . . 6
                               (vi)     UCC-1's.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                               (vii)    Proof of Corporate Action, Etc. . . . . . . . . . . . . . . . . . . . . . . . . 7
                               (viii)   Governmental Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                               (ix)     Title, Registration, Airworthiness, Etc.  . . . . . . . . . . . . . . . . . . . 9
                               (x)      Representations and Warranties Accurate; No Event of Default;
                                        No Adverse Change.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                               (xi)     Opinions of Lessee's Counsel. . . . . . . . . . . . . . . . . . . . . . . . .  10
                               (xii)    Opinion of Owner Trustee's Counsel. . . . . . . . . . . . . . . . . . . . . .  10
                               (xiii)   Opinions of Owner Participant's Counsel.  . . . . . . . . . . . . . . . . . .  10
                               (xiv)    Opinion of Oklahoma City Counsel. . . . . . . . . . . . . . . . . . . . . . .  10
                               (xv)     Opinion of Indenture Trustee's Counsel. . . . . . . . . . . . . . . . . . . .  10
                               (xvi)    Lessee's Bringdown Certificate. . . . . . . . . . . . . . . . . . . . . . . .  10
                               (xvii)   Appraisal.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                               (xviii)  Insurance Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                               (xix)    No Event of Loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                               (xx)     No Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                               (xxi)    Bringdown of Other Parties' Representations and
                                        Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                               (xxii)   Opinion of Owner Participant's Tax Counsel. . . . . . . . . . . . . . . . . .  11
                               (xxiii)  No Tax Law Change.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                               (xxiv)   Copy of Appraisal.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                               (xxv)    Withholding Tax Forms.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                        (b)    Conditions Precedent to the Obligations of Lessee. . . . . . . . . . . . . . . . . . .  12

SECTION 5.              Confidentiality of Purchase Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 6.              Extent of Interest of Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 7.              Lessee's Representations and Warranties; Indemnities  . . . . . . . . . . . . . . . . . . . .  14
                        (a)    In General.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                               (i)      Organization, Citizenship, Etc. . . . . . . . . . . . . . . . . . . . . . . .  14
                               (ii)     Corporate Authorization, Etc. . . . . . . . . . . . . . . . . . . . . . . . .  14
                               (iii)    Governmental Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                               (iv)     Valid Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                               (v)      No Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                               (vi)     Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                               (vii)    Financial Condition.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                               (viii)   Registration and Recordation. . . . . . . . . . . . . . . . . . . . . . . . .  15
                               (ix)     Chief Executive Office. . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                               (x)      Securities Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                               (xi)     No Misstatement or Omission.  . . . . . . . . . . . . . . . . . . . . . . . .  16
                               (xii)    Investment Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                               (xiii)   No Event of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                               (xiv)    Effective Sale. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                               (xv)     ERISA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                               (xvi)    Title to Aircraft, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                               (xvii)   Condition of Aircraft.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                               (xviii)  Use of Proceeds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                               (xix)    No Federal Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                               (xx)     Section 1110. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                        (b)    General Tax Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                               (i)      Indemnity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                               (ii)     Exceptions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                               (iii)    Calculation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                               (iv)     Notice and Contest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                               (v)      Withholdings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                        (c)    General Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                               (i)      Indemnity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                               (ii)     Exceptions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                               (iii)    Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                               (iv)     Right to Defend; Subrogation; Fees and Expenses of
                                        Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                        (d)    Owner Participant's Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                        (e)    Payments.                                                                        . . .  26
                        (f)    Interest on Overdue Amounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                        (g)    Survival.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 8.              Other Representations, Warranties, Covenants and Indemnities. . . . . . . . . . . . . . . . .  26
                        (a)    Securities Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                        (b)    Citizenship. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                        (c)    Chief Executive Office of FUNB.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                        (d)    Securities Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                        (e)    [Intentionally Reserved].  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                        (f)    Owner Participant's Representations and Warranties.  . . . . . . . . . . . . . . . . .  28
                        (g)    Lessor Liens.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                        (h)    Indenture Trustee Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                        (i)    Termination Instructions to Owner Trustee. . . . . . . . . . . . . . . . . . . . . . .  29
                        (j)    Excess Payment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                        (k)    Representations and Warranties of Indenture Trustee in Individual
                               Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                        (l)    Transfers of Equity Interests; Rights of Owner Participant and Owner Trustee.  . . . .  31
                        (m)    Obligations of Trustees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                        (n)    Compliance with Trust Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . . .  32





                        PARTICIPATION AGREEMENT [N620SW]

                        (o)    ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                        (p)    FUNB's Representations and Warranties. . . . . . . . . . . . . . . . . . . . . . . . .  33
                        (q)    Owner Participant's Lease Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . .  34
                        (r)    Lessee's Assumption of Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                        (s)    [Intentionally Reserved].  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                        (t)    [Intentionally Reserved].  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                        (u)    Lease Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                        (v)    Revocation of Trust Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                        (w)    [Intentionally Reserved].  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                        (x)    Withholding Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                        (y)    Discharge of Trust Indenture.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                        (z)    Permitted Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                        (aa)   Special Purchase Option. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                        (bb)   Transfers of Debt Interests. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                        (cc)   [Intentionally Reserved].  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                        (dd)   [Intentionally Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                        (ee)   Lessee as Pricing Agent for Certificate. . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 9.              Payments to Lessee of Trust Indenture Monies. . . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 10.             Other Documents; Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 11.             Certain Covenants of Lessee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                        (a)    Further Assurances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                        (b)    Filing and Recording, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                        (c)    FAA Filings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                        (d)    Annual Compliance Opinions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                        (e)    Engine Purchase Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                        (f)    Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                        (g)    Corporate Existence. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                        (h)    Certificate Schedule.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                        (i)    No Certificate Ownership.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 12.             Ownership of Aircraft.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 13.             Notices; Consent to Jurisdiction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 14.             Change of Situs of Owner Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

SECTION 15.             Miscellaneous.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                        (a)    Consents under Lease and Trust Indenture.  . . . . . . . . . . . . . . . . . . . . . .  43
                        (b)    Survival.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                        (c)    Counterparts; Waivers; Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . .  43
                        (d)    No Recourse Against Owner Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                        (e)    Duties Limited.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                        (f)    Binding on Parties and Successors. . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                        (g)    Enforceability Representations.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                        (h)    Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44





                        PARTICIPATION AGREEMENT [N620SW]

SECTION 16.             Transaction Costs; Invoices and Payment of Expenses.  . . . . . . . . . . . . . . . . . . . .  45

SECTION 17.             Optional Redemption of Certificates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

SECTION 18.             Interim Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

SECTION 19.             Section 1110 Compliance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

SCHEDULE I
Names and Addresses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1

SCHEDULE II
Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2

SCHEDULE III
Appraisal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3

EXHIBIT A - Form of Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

EXHIBIT B - Form of Assignment and Assumption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1





                        PARTICIPATION AGREEMENT [N620SW]

                            PARTICIPATION AGREEMENT


                 THIS PARTICIPATION AGREEMENT dated as of June 1, 1996 (the "Agreement") is among (i) SOUTHWEST AIRLINES CO., a Texas corporation ("Lessee"), (ii) CHRYSLER FINANCIAL CORPORATION, a Michigan corporation (the "Owner Participant"), (iii) ROYAL BANK OF CANADA, a Canadian chartered bank, acting through its New York Branch, (the "Original Loan Participant"), (iv) FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association, in its individual capacity, only as expressly provided herein (in such capacity, "FUNB") and otherwise, solely as Owner Trustee under the Trust Agreement (in such capacity, the "Owner Trustee"), and (v) WILMINGTON TRUST COMPANY, a Delaware banking corporation, in its individual capacity and as Indenture Trustee under the Trust Indenture (the "Indenture Trustee").

                              W I T N E S S E T H:

                 WHEREAS, pursuant to the Purchase Agreement (such capitalized term and other capitalized terms used herein without definition being defined in Section 1 hereof) between Lessee and the Manufacturer, the Manufacturer has agreed to sell to Lessee, among other things, certain Boeing Model 737-3H4 aircraft, and has sold one such aircraft having U.S. Registration No. N620SW and Manufacturer's serial number 28036 to Lessee which is the subject of this Agreement; and

                 WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant is entering into the Trust Agreement pursuant to which Trust Agreement the Owner Trustee agrees, among other things, to hold the Trust Estate defined in Section 1.01 thereof (the "Trust Estate") for the use and benefit of the Owner Participant; and

                 WHEREAS, on the Delivery Date,

                          (i) Lessee and the Owner Trustee will enter into a Purchase Agreement Assignment whereby Lessee agrees to assign to the Owner Trustee certain rights and interests of Lessee under the Purchase Agreement with respect to the Aircraft; and

                          (ii) the Manufacturer will have executed the Manufacturer's Consent with respect to the Purchase Agreement Assignment; and

                 WHEREAS, the Indenture Trustee and the Owner Trustee concurrently with the execution and delivery of this Agreement are entering into the Trust Indenture pursuant to which the Owner Trustee agrees, among other things, to issue one or more Certificates as evidence of the Owner Trustee's indebtedness to the Holders, which Certificates are to be secured by the mortgage and security interest in, among other things, the Aircraft, created pursuant to the Trust Indenture by the Owner Trustee in favor of the Indenture Trustee, and the Owner Trustee shall execute and deliver the Trust Supplement covering the Aircraft, supplementing the Trust Agreement and the Trust Indenture; and





                        PARTICIPATION AGREEMENT [N620SW]

                 WHEREAS, as described in Section 2 hereof, the Owner Trustee and Lessee are entering into the Lease whereby, subject to the terms and conditions set forth therein, the Owner Trustee agrees to purchase the Aircraft from Lessee and to lease the same back to Lessee, and Lessee agrees to sell the Aircraft to the Owner Trustee and to lease the same back from the Owner Trustee;

                 NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                 SECTION 1. CERTAIN DEFINITIONS; PARTICIPATIONS IN LESSOR'S COST OF THE AIRCRAFT. (a) The terms "Lessee," "Owner Participant," "Original Loan Participant," "Owner Trustee" and "Indenture Trustee" shall have the further meanings attributed thereto in the Sale and Lease Agreement dated as of the date hereof (the "Lease") between the Owner Trustee and Lessee relating to the Aircraft referred to in the first recital herein, and, except as otherwise defined in this Agreement, terms used herein in capitalized form shall have the meanings attributed thereto in the Lease or the Trust Indenture. The term "Trust Supplement" has the meaning attributed to the term "Indenture and Trust Supplement" in the Lease and to the term "Trust Supplement" in the Trust Indenture. The terms "Indenture Estate," "Outstanding," "Permitted Investments," "Register" and "Trust Office" shall have the meanings set forth in the Trust Indenture, and the term "Trust Estate" shall have the meaning set forth in the Trust Agreement. Unless the context otherwise requires, any reference herein to any of the Operative Agreements refers to such document as it may be amended from time to time in accordance with its terms and the terms of each other agreement restricting the amendment thereof.

                 (b) Subject to the terms and conditions of this Agreement, (i) the Original Loan Participant agrees to finance, in part, the Owner Trustee's payment of Lessor's Cost for the Aircraft by making a secured loan to the Owner Trustee (herein called the "Loan") on a date to be designated pursuant to Section 2 hereof, but in no event later than September 30, 1996, in the amount in Dollars equal to the percentage of Lessor's Cost set forth opposite its name on Schedule II hereto and (ii) the Owner Participant hereby agrees, in connection with its equity investment in the beneficial ownership of the Aircraft and the sale of the Aircraft by Lessee to the Owner Trustee pursuant to the Lessee FAA Bill of Sale and Lessee Warranty Bill of Sale, as contemplated hereby, to make its equity investment in the beneficial ownership of the Aircraft on a date to be designated pursuant to Section 2 hereof, but in no event later than September 30, 1996, in an amount in Dollars equal to the percentage of Lessor's Cost set forth opposite its name on Schedule II hereto. In the case of the Owner Participant, the amount of its participation to be made as provided above in the payment of Lessor's Cost and, in the case of the Original Loan Participant, the aggregate principal amount of the Series SWA 1996 Trust N620SW-I Certificate to be simultaneously issued to it, is hereinafter called such Participant's "Commitment" for the Aircraft. In case either Participant shall default in its obligation to make the amount of its Commitment available pursuant to Section 2 hereof in respect of the Aircraft, the other Participant shall have no obligation to make any portion of such amount available or to increase the amount of its Commitment and the obligation of the nondefaulting Participant shall remain subject to the terms and conditions set forth in this Agreement.

                 (c) In the event that either Participant shall for any reason fail or refuse to make the full amount of its Commitment available to the Owner Trustee in accordance with the terms of paragraph (b) of this Section 1 (such Participant, for the purpose of this Agreement, being called a





                        PARTICIPATION AGREEMENT [N620SW]

"Defaulting Participant"), the Owner Trustee shall give, at the earliest practicable time (which may be the next Business Day), each party hereto telephonic notice (to be confirmed promptly in writing) of such failure or refusal and the funds received by the Owner Trustee in connection with the Aircraft will be held in accordance with the terms of, and for the period provided in, paragraph (b) of Section 2. In such event the Defaulting Participant will have no further right to participate in, or make a loan for, as the case may be, the payment of Lessor's Cost for the Aircraft. Lessee shall have the right to designate a financial institution (which term, as used in this paragraph (c), shall mean any banking or financial institution, institutional investor or fund which is not affiliated with Lessee or with Owner Participant) to be substituted for the Defaulting Participant; provided, however, that (i) such substituted financial institution shall sign and deliver an amendment to this Agreement, in form and substance satisfactory to the Owner Trustee, the Indenture Trustee and the remaining Participant, whereby such financial institution agrees to be a party to this Agreement, to be bound by all the terms hereof and to undertake all the obligations of the Defaulting Participant contained herein, other than obligations, if any, arising from the aforesaid failure or refusal by such Defaulting Participant, (ii) if the Defaulting Participant is Owner Participant (A) such substituted financial institution shall have been approved by the Original Loan Participant, (B) each such substituted financial institution shall be domiciled in the United States and shall be a citizen of the United States within the meaning of the Act and shall have the requisite power and authority to enter into and carry out the transactions contemplated by this Agreement and the Trust Agreement, (C) such substituted financial institution shall enter into amendments to the Trust Agreement, in form and substance satisfactory to the Owner Trustee, the Indenture Trustee and the Original Loan Participants, whereby such substituted financial institution agrees to be a party to the Trust Agreement, to be bound by all the terms thereof and to undertake all the obligations of the Defaulting Participant contained therein, and (D) the substitution of such substituted financial institution as above provided shall not violate any provisions of the Act or the regulations promulgated thereunder, or create a relationship which would be in violation thereof and such substituted financial institution shall so represent in writing to each other party hereto, and (iii) if the Defaulting Participant is the Original Loan Participant, such substituted financial institution shall be approved in writing by Owner Participant. No action by Lessee in finding a financial institution to be substituted as above provided shall be deemed to constitute a waiver or release of any right which Lessee may have against the Defaulting Participant. Each financial institution substituted for an Original Loan Participant pursuant to this paragraph (c) shall be deemed the Original Loan Participant for all purposes of this Agreement; and each financial institution substituted for the Owner Participant pursuant to this paragraph (c) shall (collectively, if more than one) be deemed the Owner Participant for all purposes of this Agreement.

                 SECTION 2. LESSEE'S NOTICE OF DELIVERY DATE. (a) Lessee agrees to give the Owner Participant, the Owner Trustee, the Original Loan Participant and the Indenture Trustee at least three (3) Business Days' written notice of the Delivery Date for the Aircraft, which Delivery Date shall be a Business Day not later than September 30, 1996, which notice shall specify
(i) the amount of each Participant's Commitment for the Aircraft and (ii) the model and FAA registration number of the Aircraft and the manufacturer's serial numbers of the Airframe and each Engine. As to each Participant, the making of its Commitment for such Aircraft available in the manner required by this
Section 2 shall constitute a waiver of such notice. The Owner Trustee and the Indenture Trustee shall be deemed to have waived such notice if the Owner Trustee shall have received from the Owner Participant funds in the full amount of the Owner Participant's Commitment and the proceeds of the





                        PARTICIPATION AGREEMENT [N620SW]
sale of the Series SWA 1996 Trust N620SW-I Certificate in the full amount of the Original Loan Participant's Commitment.

                 Subject to the terms and conditions of this Agreement, and simultaneously with receipt by the parties hereto of all amounts to be paid to them on the Delivery Date pursuant to this Section 2, Lessee shall transfer title to and deliver the Aircraft to the Owner Trustee, the Owner Trustee shall purchase and take title to, and accept delivery of, the Aircraft, and the Owner Trustee shall lease the Aircraft to Lessee, it being understood that the transactions described in this Section 2 are simultaneous and mutually dependent. The Owner Trustee shall issue and the Indenture Trustee shall authenticate the Series SWA 1996 Trust N620SW-I Certificate which shall be delivered simultaneously to the Original Loan Participant. On the Delivery Date, subject to the terms and conditions of this Agreement, and in consideration for the transfer of title to the Aircraft to the Owner Trustee, the Owner Trustee shall pay over the funds made available to it pursuant to the succeeding paragraph to Lessee in an aggregate amount equal to Lessor's Cost to Lessee's Account No. 98120109 at Bank One, Dallas, N.A., ABA No. 111000614, 1717 Main Street, Dallas, Texas.

                 The Original Loan Participant and the Owner Participant each agree to make its Commitment available to First Union National Bank of North Carolina, Charlotte, North Carolina, Account No. 465946, ABA No. 053000219,
Reference: Southwest Airlines 1996 Trust N620SW, at or before 10:00 a.m. Dallas time, on the Delivery Date specified in Lessee's notice referred to in the first paragraph of this Section 2 (such specified Delivery Date being herein called the "Scheduled Delivery Date").

                 (b) If for any reason whatsoever the closing of the transactions contemplated hereby is not consummated on the Scheduled Delivery Date, Lessee may by telephonic notice given by 4:30 p.m., New York City time, on the Scheduled Delivery Date to each Participant, the Owner Trustee and the Indenture Trustee designate a delayed date for such closing (the "Delayed Delivery Date"), not later than the fifth Business Day after the Scheduled Delivery Date and in no event later than September 30, 1996. In the event that no Delayed Delivery Date is designated or, if designated, such closing does not occur on the Delayed Delivery Date, or if any Participant shall so request, such funds of each Participant shall be promptly returned to it by the Owner Trustee or the Indenture Trustee, as the case may be.

                 If the closing of the transactions contemplated hereby is not consummated on the Scheduled Delivery Date, Lessee will reimburse each Participant which has made its funds available pursuant to this Section 2 for the loss of the use of its funds by paying to such Participant a sum equal to interest on such funds at the Applicable Rate (as defined below) on the amount for the period from and including the Scheduled Delivery Date to but excluding the Delayed Delivery Date, or, as the case may be, to but excluding the Business Day on which such Participant's funds are returned if such return is made by 10:00 a.m. (New York City time) or to but excluding the next following Business Day if such return is not made by such time and, in the case of the Original Loan Participant, for the Break Amount, if any, applicable to the Series SWA 1996 Trust N620SW-I Certificate.

                 "Applicable Rate" shall mean with respect to the Owner Participant the Federal Funds Effective Rate and, with respect to the Original Loan Participant, the rate per annum borne by the Series SWA 1996 Trust N620SW-I Certificate in respect of which such Original Loan Participant's





                        PARTICIPATION AGREEMENT [N620SW]

Commitment is made available. "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Owner Participant from three federal funds brokers of recognized standing selected by it; provided, that the "Federal Funds Effective Rate" for any non- Business Day shall be the "Federal Funds Effective Rate" for the previous Business Day.

                 FUNB agrees that in the event it has received telephonic notice (to be confirmed promptly in writing) from Lessee on the Scheduled Delivery Date that the closing of the transactions contemplated hereby will not be consummated on the Scheduled Delivery Date, it will, if instructed in the notice from Lessee in regard to the funds received by it from the Participants, use reasonable efforts to invest, at the risk, expense and direction of Lessee, the funds received by it from the Participants in marketable direct obligations of the United States of America or obligations of any of its agencies that are guaranteed as to principal and interest by the United States of America, in any such case having a stated maturity not later than 91 days from the date of acquisition. Any such investment may be made through a repurchase agreement in commercially reasonable form with FUNB or a bank or other financial institution having capital, surplus and undivided profits of at least $100,000,000; provided, that title to the underlying obligations shall pass to FUNB and that such underlying securities shall be segregated in a custodial or trust account of or for the benefit of FUNB. Any such obligations purchased by FUNB, whether directly or through a repurchase agreement, shall be held in trust by FUNB (but not as part of the Trust Estate or Trust Indenture Estate) for the benefit of the respective Participants. Lessee shall, on the Delayed Delivery Date or the date the funds furnished by the Participants are required to be returned to the Participants, as the case may be, reimburse FUNB for the benefit of the respective Participant, for any losses incurred on such investments.

                 All income and profits on the investment of such funds not in excess of the Applicable Rate shall be for the respective accounts of the Participants (such income and profits to be credited against Lessee's obligation to reimburse the Participants for the loss of use of funds made available to FUNB) and all other income and profits and all losses on the investment of such funds shall be for the account of Lessee; and FUNB shall not be liable for failure to invest such funds or for any losses incurred on such investments except for its own willful misconduct or negligence.

                 SECTION 3. INSTRUCTIONS TO THE OWNER TRUSTEE AND INDENTURE TRUSTEE. Subject to the terms and conditions of this Agreement, the Owner Trustee, upon its receipt in full of the Owner Participant's and the Original Loan Participant's Commitment for the Aircraft, as provided in Section 2 hereof, together with instructions from such Participant or its special counsel to release such funds to Lessee, shall transfer such funds to Lessee and the Owner Trustee shall purchase the Aircraft from Lessee and lease the Aircraft to Lessee and such action shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee:

                 (a) to pay to Lessee (on behalf of the Owner Trustee) the Lessor's Cost in the manner set forth in Section 2;





                        PARTICIPATION AGREEMENT [N620SW]

                 (b) to the extent not previously accomplished by a prior authorization, to authorize a representative or representatives of the Owner Trustee (who shall be an employee or employees, or an agent or agents, of Lessee designated by Lessee) to accept delivery of the Aircraft on the Delivery Date;

                 (c) to accept from Lessee the Lessee Warranty Bill of Sale and the Lessee FAA Bill of Sale and the invoice with respect to the Aircraft;

                 (d) to execute an aircraft registration application, a Lease Supplement and a Trust Supplement, in each case covering the Aircraft;

                 (e) to borrow the Loan from the Holders to finance a portion of Lessor's Cost and to issue to the Original Loan Participant a Series SWA 1996 Trust N620SW-I Certificate in a principal amount equal to the amount borrowed pursuant to the Trust Indenture; and

                 (f) to take such other action as may be required to be taken by the Owner Trustee on the Delivery Date by the terms of any Operative Agreement.

                 SECTION 4.            CONDITIONS.  (A)     CONDITIONS
PRECEDENT TO THE PARTICIPATIONS IN THE AIRCRAFT. It is agreed that the respective obligations of the Participants to participate in the payments of Lessor's Cost are subject to the satisfaction prior to or on the Delivery Date of the following conditions precedent, except that paragraphs (iii), (xvii),
(xxix) (insofar as it relates to the Original Loan Participant), (xxii) and (xxiii) shall not be a condition precedent to the obligation of the Original Loan Participant, and paragraphs (iv), (xiii), (xxi) (insofar as it relates to the Owner Participant) and (xxiv) shall not be a condition precedent to the obligation of the Owner Participant:

                          (i)          NOTICE.     Each Participant shall have
         received due notice with respect to such participation pursuant to
         Section 2 hereof (or shall have waived such notice either in writing or as provided in Section 2).

                          (ii)         NO CHANGE IN LAW.     No change shall
         have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory or judicial authorities which, in the opinion of the Owner Participant or the Original Loan Participant, as the case may be, would make it a violation of law or regulations for (x) Lessee, the Indenture Trustee, any Participant or the Owner Trustee to execute, deliver and perform the Operative Agreements to which any of them is a party or (y) the Original Loan Participant or the Owner Participant to make its Commitment available or, in the case of the Original Loan Participant, to acquire the Series SWA 1996 Trust N620SW-I Certificate or to realize the benefits of the security afforded by the Trust Indenture.

                          (iii)        ORIGINAL LOAN PARTICIPANT'S COMMITMENT.
         In the case of the Owner Participant, the Original Loan Participant shall have made available the amount of its Commitment for the Aircraft in accordance with Section 1 hereof.





                        PARTICIPATION AGREEMENT [N620SW]

                          (iv)         OWNER PARTICIPANT'S COMMITMENT.       In
         the case of the Original Loan Participant, the Owner Participant shall have made available the amount of its Commitment for the Aircraft in accordance with Section 1 hereof.

                          (v) AUTHORIZATION, EXECUTION AND DELIVERY OF DOCUMENTS. The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Participants and shall be in full force and effect and executed counterparts shall have been delivered to each Participant and its respective counsel; provided, that only the Original Loan Participant shall receive an executed original of the Series SWA 1996 Trust N620SW-I Certificate, only the Indenture Trustee, acting on behalf of the Holders, shall receive the original counterpart of the Lease and the initial Lease Supplement, and only Lessee and the Owner Participant shall receive copies of the Tax Indemnity Agreement:

                                       (1)         the Lease;

                                       (2)         a Lease Supplement covering
                 the Aircraft and dated the Delivery Date;

                                       (3)         the Tax Indemnity Agreement;

                                       (4)         the Trust Agreement;

                                       (5)         a Trust Supplement covering
                 the Aircraft and dated the Delivery Date;

                                       (6)         the Bills of Sale and an
                 invoice from Lessee specifying the Lessor's Cost and dated the Delivery Date;

                                       (7)         the Purchase Agreement
                 Assignment;

                                       (8)         an acceptance certificate
                 covering the Aircraft in the form agreed to by the Participants and Lessee (the "Acceptance Certificate") duly completed and executed by the Owner Trustee or its agent, which shall be a representative of Lessee, and by such representative on behalf of Lessee;

                                       (9)         the Trust Indenture;

                                       (10)        the Series SWA 1996 Trust
                 N620SW-I Certificate; and

                                       (11)        the Manufacturer's Consent.

                          (vi)         UCC-1'S.    Uniform Commercial Code
         financing statement or statements covering all of the security interests created by or pursuant to the Granting Clause of the Trust Indenture and precautionary Uniform Commercial Code financing statement or statements with respect to the Lease shall have been executed and delivered, and all such





                        PARTICIPATION AGREEMENT [N620SW]
         financing statement or statements shall have been duly filed in all places necessary or advisable, and any additional Uniform Commercial Code financing statements deemed advisable by the Owner Participant or the Original Loan Participant shall have been executed and delivered by Lessee, the Indenture Trustee or the Owner Trustee and duly filed.

                          (vii) PROOF OF CORPORATE ACTION, ETC. Each Participant and the Indenture Trustee shall have received the following, in each case in form and substance satisfactory to it:

                                       (1)         a certified copy of the
                 Restated Articles of Incorporation and Bylaws of Lessee and a copy of resolutions of the board of directors of Lessee or the executive committee thereof, certified by the Secretary or an Assistant Secretary of Lessee, duly authorizing the execution, delivery and performance by Lessee of this Agreement, the Lease, the Purchase Agreement Assignment, the Lessee Warranty Bill of Sale, the Lessee FAA Bill of Sale, the Tax Indemnity Agreement and each other document required to be executed and delivered by Lessee on the Delivery Date in accordance with the provisions hereof and thereof;

                                       (2)         such other documents and
                 evidence with respect to Lessee, the Manufacturer, the Owner Trustee, the Indenture Trustee and the Participants, as the Original Loan Participant or the Owner Participant, or their respective counsel, may reasonably request in order to establish the authority of such parties to consummate the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and the compliance with the conditions herein set forth;

                                       (3)         a certificate of Lessee as
                 to the person or persons authorized to execute and deliver this Agreement, the other Lessee Documents, and any other documents to be executed on behalf of Lessee in connection with the transactions contemplated hereby and as to the signature of such person or persons;

                                       (4)         a copy of the Purchase
                 Agreement (to the Owner Participant and the Indenture Trustee only) certified by the Treasurer, the Assistant Treasurer or an Assistant Secretary of Lessee as being a true and accurate copy of the same with all amendments attached thereto that relate to the Manufacturer's warranties or related obligations or any right in such Agreement assigned by Lessee to the Owner Trustee pursuant to the Purchase Agreement Assignment; and

                                       (5)         a copy of the general
                 authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of the Indenture Trustee (in its individual capacity), FUNB and the Owner Participant, certified as of the Delivery Date by the Secretary or an Assistant Secretary of the Indenture Trustee (in its individual capacity), FUNB and the Owner Participant, respectively, which authorize the execution, delivery and performance by the Indenture Trustee (in its individual capacity), FUNB and the Owner Participant, respectively, of all of the Operative Agreements to which it is a party, together with





                        PARTICIPATION AGREEMENT [N620SW]
                 such other documents and evidence with respect to the Indenture Trustee (in its individual capacity), FUNB and the Owner Participant as either the Original Loan Participant (or its counsel) or the Owner Participant (or its counsel) may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth; provided, this clause shall not be a condition precedent as to any Participant as to documents to be provided by that Participant.

                          (viii) GOVERNMENTAL APPROVALS. All appropriate action required to have been taken by the Federal Aviation Administration, or any other governmental or political agency, subdivision or instrumentality of the United States, prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

                          (ix)         TITLE, REGISTRATION, AIRWORTHINESS, ETC.
         On the Delivery Date, the following statements shall be true, and the Participants, the Owner Trustee and the Indenture Trustee shall have received evidence satisfactory to each of them to the effect that:

                                       (1)         the Owner Trustee has good
                 and marketable title (subject to filing and recording of the Lessee FAA Bill of Sale with the Federal Aviation Administration in accordance with the Act) to the Aircraft, free and clear of Liens other than the rights of Lessee under the Lease and Lease Supplement covering the Aircraft, the mortgage and security interest created by the Trust Indenture, the rights of the Owner Participant under the Trust Agreement and the Trust Supplement and Liens permitted by clause (d) (solely for taxes not yet due) or (e) of Section 6 of the Lease;

                                       (2)         application for registration
                 of the Aircraft in the name of the Owner Trustee (together with any required affidavits), the FAA Bill of Sale and the Lessee FAA Bill of Sale have been duly filed with the FAA;

                                       (3)         the Trust Agreement, the
                 Trust Indenture and the Trust Supplement and the Lease and the Lease Supplement have been duly filed with the FAA for recordation pursuant to the Act;

                                       (4)         each of the Owner Trustee,
                 as lessor under the Lease, and the Indenture Trustee, as assignee thereof, is entitled to the protection of Section 1110 of the United States Bankruptcy Code in connection with its right to take possession of the Airframe and Engines in the event of a case under Chapter 11 of the United States Bankruptcy Code in which Lessee is a debtor; and





                        PARTICIPATION AGREEMENT [N620SW]

                                       (5)         the Aircraft has been duly
                 certificated by the FAA as to type and airworthiness in accordance with the terms of the Lease and has a current, valid U.S. standard certificate of airworthiness issued by the FAA.

                          (x)          REPRESENTATIONS AND WARRANTIES ACCURATE;
         NO EVENT OF DEFAULT; NO ADVERSE CHANGE. On the Delivery Date, (A) the representations and warranties of Lessee contained in Section 7 hereof and in the Tax Indemnity Agreement shall be true and accurate as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and accurate on and as of such earlier date), (B) no event shall have occurred and be continuing, or would result from the purchase, sale, lease or mortgage of the Aircraft, which constitutes (or would, with the passage of time or the giving of notice or both, constitute) a Lease Event of Default or an Indenture Event of Default, and (C) no material adverse change shall have occurred in the consolidated financial condition of Lessee and its subsidiaries from that shown in the consolidated financial statements of Lessee and its subsidiaries as of December 31, 1995.

                          (xi)         OPINIONS OF LESSEE'S COUNSEL.
         Each Participant shall have received a favorable opinion, in form and substance satisfactory to it, addressed to the Participants, the Indenture Trustee and the Owner Trustee from Deborah Ackerman, Associate General Counsel for Lessee.

                          (xii)        OPINION OF OWNER TRUSTEE'S COUNSEL.
         Each Participant shall have received a favorable opinion, in form and substance satisfactory to it, addressed to the Participants, the Indenture Trustee, the Owner Trustee and Lessee, from Moore & Van Allen, PLLC, counsel for the Owner Trustee.

                          (xiii) OPINIONS OF OWNER PARTICIPANT'S COUNSEL. The Original Loan Participant shall have received a favorable opinion, in form and substance satisfactory to it, addressed to the Indenture Trustee, the Original Loan Participant, the Owner Trustee and Lessee from (a) Morgan, Lewis & Bockius, LLP, special counsel to the Owner Participant and (b) in-house or other counsel for the Owner Participant in a position to address the Owner Participant's due organization and due authorization and execution of the Operative Agreements to which the Owner Participant is a party.

                          (xiv)        OPINION OF OKLAHOMA CITY COUNSEL.
         Each Participant shall have received a favorable opinion, in form and substance satisfactory to it, addressed to the Participants, the Indenture Trustee, the Owner Trustee and Lessee, from Daugherty, Fowler & Peregrin, special counsel in Oklahoma City, Oklahoma.

                          (xv)         OPINION OF INDENTURE TRUSTEE'S COUNSEL.
         Each Participant shall have received a favorable opinion, in form and substance satisfactory to it, addressed to the Participants, the Owner Trustee and Lessee from Potter Anderson & Corroon, special counsel for the Indenture Trustee.





                        PARTICIPATION AGREEMENT [N620SW]

                          (xvi)        LESSEE'S BRINGDOWN CERTIFICATE.
         Each Participant and the Indenture Trustee shall have received a certificate signed by the President, any Vice President, the Treasurer or the Assistant Treasurer of Lessee, dated the Delivery Date, certifying as to the fulfillment of all conditions in this Section 4(a) insofar as they relate to Lessee and as to the matters stated in paragraphs (x) (insofar as it relates to Lessee), (xix) and (xx) (to the knowledge of Lessee, except in regard to matters relating to the Participants, Indenture Trustee or the Owner Trustee, in which event such representation shall be to the knowledge of Lessee without any investigation whatsoever) of this Section 4(a).

                          (xvii) APPRAISAL. The Owner Participant shall have received an opinion, in form and substance reasonably satisfactory to the Owner Participant, from Aero Economics, Inc., independent aircraft appraisers, or such other recognized aircraft appraiser selected by the Owner Participant, to the effect set forth in Schedule III hereto.

                          (xviii)      INSURANCE CERTIFICATES.      Each
         Participant, the Owner Trustee and the Indenture Trustee shall have received an independent insurance broker's report and certificates of insurance, in form and substance reasonably satisfactory to the Participants, as to the due compliance with the terms of Section 11 of the Lease relating to insurance with respect to the Aircraft.

                          (xix)        NO EVENT OF LOSS.    On the Delivery
         Date, it shall be true that no Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to the Airframe or any Engine has occurred.

                          (xx)         NO PROCEEDINGS.      No action or
         proceeding shall have been instituted, nor shall action or proceeding be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

                          (xxi)        BRINGDOWN OF OTHER PARTIES'
         REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of each Participant, the Indenture Trustee and the Owner Trustee contained in Section 8 hereof shall be true and accurate as of the Delivery Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date) and (a) each Participant shall, by making its Commitment available as provided in Section 1(b) of this Agreement, (b) the Indenture Trustee shall, by authenticating the Series SWA 1996 Trust N620SW-I Certificate issued on the Delivery Date, and (c) the Owner Trustee shall, by accepting the Lessee Warranty Bill of Sale and the Lessee FAA Bill of Sale, be respectively deemed to have reaffirmed as of the Delivery Date the representations and warranties made by it (individually or in its trust capacities, as the case may be) in Section 8 of this Agreement.

                          (xxii)       OPINION OF OWNER PARTICIPANT'S TAX
         COUNSEL.   The Owner Participant shall have received from Morgan,
         Lewis & Bockius, special counsel to the Owner





                        PARTICIPATION AGREEMENT [N620SW]

         Participant, a favorable opinion, in form and substance satisfactory to the Owner Participant, with respect to income tax aspects of the transactions contemplated by the Operative Agreements.

                          (xxiii)      NO TAX LAW CHANGE.   In the opinion of
         the Owner Participant and its special counsel, there shall have been, since May 9, 1996, no amendment, modification, addition or change in or to the provisions of the Code (including for this purpose, any non-Code provisions of legislation affecting the Code such as transition rules or effective date provisions), the regulations promulgated under the Code (including temporary or proposed regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States which would adversely affect the accuracy of the Tax Assumptions set forth in Section 2 of the Tax Indemnity Agreement.

                          (xxiv)       COPY OF APPRAISAL.   The Original Loan
         Participant shall have received a copy of the opinion referred to in paragraph (xvii) above (without any tax-sensitive provisions) in form and substance reasonably satisfactory to the Original Loan Participant to the effect that the fair market value of the Aircraft on the Delivery Date is at least equal to Lessor's Cost, and that the assumptions made in reaching such conclusion are fair and reasonable, but otherwise without regard to the form and substance thereof.

                          (xxv)        WITHHOLDING TAX FORMS.       If the
         Original Loan Participant is required to execute any form or document in order for payments to it to qualify for exemption from, or reduction of, withholding tax imposed by the Government, in respect to such payments, such Original Loan Participant shall have executed such form or document (including, without limitation, United States Internal Revenue Forms 1001, W-8 and/or 4224) and delivered it to the Indenture Trustee in accordance with applicable regulations to qualify for such exemption or reduction.

                 Promptly upon the registration of the Aircraft and the recording of the Lease, the Trust Indenture, the Trust Agreement, the Lease Supplement and the Trust Supplement covering the Aircraft pursuant to the Federal Aviation Act, Lessee will request Daugherty, Fowler & Peregrin, special counsel in Oklahoma City, Oklahoma, to deliver to the Owner Participant, the Indenture Trustee, the Original Loan Participant, the Owner Trustee and Lessee an opinion as to the due and valid registration of the Aircraft in the name of the Owner Trustee, the due recording of the FAA Bill of Sale, the Lessee FAA Bill of Sale, the Trust Indenture, the Lease Supplement, the Trust Supplement, the Lease and the Trust Agreement and the lack of filing of any intervening documents with respect to the Aircraft.

                 (b)      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF LESSEE.
It is agreed that the obligations of Lessee (A) to participate in the sale of the Aircraft to the Owner Trustee, (B) to accept delivery of the Aircraft under the Lease, and (C) to enter into its other Operative Agreements, are all subject to the fulfillment to the satisfaction of Lessee prior to or on the Delivery Date of the following conditions precedent:





                        PARTICIPATION AGREEMENT [N620SW]

                          (i) The conditions specified in Sections 4(a)(iii), 4(a)(iv), 4(a)(viii), 4(a)(xix) and 4(a)(xxv) hereof shall have been satisfied, unless such nonsatisfaction is the result of the actions of Lessee.

                          (ii) Those documents described in Section 4(a)(v) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessee) in the manner specified in Section 4(a)(v), shall each be satisfactory in form and substance to Lessee, shall be in full force and effect on the Delivery Date, and an executed counterpart of each thereof (other than the Series SWA 1996 Trust N620SW-I Certificate) shall have been delivered to Lessee or its counsel.

                          (iii) Lessee shall have received a copy of the general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of the Indenture Trustee (in its individual capacity), FUNB and the Owner Participant, certified as of the Delivery Date by the Secretary or an Assistant Secretary of the Indenture Trustee (in its individual capacity), FUNB and the Owner Participant, respectively, which authorize the execution, delivery and performance by the Indenture Trustee (in its individual capacity), FUNB and the Owner Participant, respectively, of all the Operative Agreements to which it is a party, together with such other documents and evidence with respect to the Indenture Trustee (in its individual capacity), FUNB and the Owner Participant as Lessee or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth.

                          (iv) The representations and warranties of each Participant, the Indenture Trustee and the Owner Trustee contained in Section 8 hereof shall be true and accurate as of the Delivery Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date).

                          (v) Lessee shall have received the opinions set forth in Sections 4(a)(xii), 4(a)(xiii), 4(a)(xiv), and 4(a)(xv), in each case addressed to Lessee and dated the Delivery Date.

                          (vi) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory or judicial authorities which, in the opinion of Lessee, would make it a violation of law or regulations for Lessee to execute, deliver or perform the Operative Agreements to which it is a party.

                          (vii) In the opinion of Lessee and its counsel, there shall have been, since May 9, 1996, no amendment, modification, addition or change in or to the Code (including for this purpose, any non-Code provisions of legislation affecting the Code such as transition rules or effective date provisions), the regulations promulgated under the Code (including temporary or proposed regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or





                        PARTICIPATION AGREEMENT [N620SW]

         Executive Orders of the President of the United States which might give rise to an indemnity obligation under any of the Operative Agreements, or as a result of which any adjustments to the Lease payments are requested by the Owner Participant which would adversely affect the accuracy of the Tax Assumptions set forth in Section 2 of the Tax Indemnity Agreement.

                 SECTION 5.            CONFIDENTIALITY OF PURCHASE AGREEMENT.
The Owner Trustee, the Participants and the Indenture Trustee shall keep the Purchase Agreement confidential and shall not disclose the same to any Person, except (A) to prospective and permitted transferees of the Owner Trustee's, the Original Loan Participant's, the Owner Participant's or the Indenture Trustee's interest who agree to hold such information confidential, in accordance with this Section 5, (B) to the aforementioned prospective and permitted transferees', the Owner Trustee's, the Original Loan Participant's, the Owner Participant's or the Indenture Trustee's counsel or special counsel, independent insurance brokers or other agents who agree to hold such information confidential, in accordance with this Section 5, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, including federal or state banking examiners, tax auditors or taxing authorities, or (D) as may be necessary or desirable for purposes of protecting the interest of any such Person or for enforcement of any Operative Agreement by the Owner Trustee, the Original Loan Participant, the Owner Participant or the Indenture Trustee; provided, however, that any disclosures of any part of the Purchase Agreement which are permitted by clause (C) or (D) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted.

                 SECTION 6.            EXTENT OF INTEREST OF HOLDERS.        No
Holder shall have any further interest in, or other right with respect to, the mortgage and security interests created by the Trust Indenture when and if the outstanding principal amount of, Break Amount, if any, Premium, if any, and interest on all Certificates held by such Holder and all other sums payable to such Holder hereunder, under the Trust Indenture and under such Certificates shall have been paid in full. Each Holder, by its acceptance of a Certificate, agrees that it will look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to such Holder as provided in Section 2.09 of the Trust Indenture and that neither the Owner Participant nor the Owner Trustee shall be personally liable to any Holder for any amounts payable under the Certificates, the Trust Indenture, hereunder, or under any other Operative Agreement (including, without limitation, amounts payable as Premium or Break Amount), except as expressly provided in this Agreement or (in the case of the Owner Trustee) in the Trust Indenture.

                 SECTION 7.            LESSEE'S REPRESENTATIONS AND WARRANTIES;
INDEMNITIES.

                 (a) IN GENERAL. Lessee represents warrants, covenants and agrees that:

                          (i)          ORGANIZATION, CITIZENSHIP, ETC.  Lessee
         (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (B) is a "citizen of the United States" (as defined in Section 40102 of Title 49, U.S.C.) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, U.S.C. for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, (C) has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its





                        PARTICIPATION AGREEMENT [N620SW]
         obligations under this Agreement and the other Operative Agreements to which Lessee is or will be a party, and (D) is duly qualified to do business as a foreign corporation in good standing in each state in which the nature of its business makes such qualification necessary or the failure to be so qualified or so to be in good standing would have a material adverse effect on its business or operations or would impair its ability to perform its obligations under the Operative Agreements.

                          (ii) CORPORATE AUTHORIZATION, ETC. The execution, delivery and performance of this Agreement and the other Operative Agreements to which Lessee is or will be a party (A) have been duly authorized by all necessary corporate action on the part of Lessee, (B) do not require any shareholder approval, or approval or consent of any trustee or holders of indebtedness or obligations of Lessee or of any lessor under any lease to Lessee except such as have been duly obtained, and (C) do not and will not (1) contravene any law, judgment, governmental rule, regulation or order applicable to or binding on Lessee or any of its subsidiaries or the articles of incorporation or by-laws of Lessee (each as amended to date), or (2) contravene or result in any breach of, or constitute any default under, or result in the creation of any Lien (other than Permitted Liens) upon any property of Lessee under, its articles of incorporation or by-laws, or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, note or bond purchase agreement, license, bank loan, credit agreement or other agreement to which Lessee is a party or by which it or its properties may be bound or affected.

                          (iii)        GOVERNMENTAL APPROVALS.      Neither the
         execution and delivery by Lessee of this Agreement or the other Operative Agreements to which Lessee is or will be a party, nor the consummation of any of the transactions by Lessee contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, the FAA, the DOT, the SEC, any court or any other federal, state or foreign governmental authority or agency, except for (A) routine filings of copies of such Operative Agreements with the SEC,
         (B) the certification referred to in Section 4(a)(ix)(5), the registration referred to in Section 4(a)(ix)(2) and the filings and recordings referred to in Sections 4(a)(vi), 4(a)(ix)(1), 4(a)(ix)(2) and 4(a)(ix)(3), and (C) such federal and state securities law approvals or filings that will be required in connection with the public offering, if any, of the Certificates.

                          (iv)         VALID AGREEMENTS.    This Agreement and
         the other Operative Agreements to which Lessee is or will be a party, as and when entered into, do or will, assuming due authorization, execution and delivery by the party or parties thereto other than Lessee, constitute legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the respective terms hereof and thereof.

                          (v)          NO PROCEEDINGS.              There are
         no pending or, to Lessee's knowledge, threatened actions or proceedings before any court or administrative agency which, having regard to both the size of the claim and the possibility of an adverse determination, are likely to materially adversely affect the consolidated financial condition of Lessee and its subsidiaries, or the ability of Lessee to perform its obligations under this Agreement and the other Operative Agreements to which Lessee is or will be a party.





                        PARTICIPATION AGREEMENT [N620SW]

                          (vi)         TAXES.      Lessee and its subsidiaries
         have filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed and have paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessment received by Lessee or any of its subsidiaries to the extent that such taxes have become due and payable (except to the extent being contested in good faith and by appropriate proceedings and for the payment of which adequate provisions have been made).

                          (vii)        FINANCIAL CONDITION.         The audited
         consolidated financial statements of Lessee and its subsidiaries contained in Lessee's Annual Report to Shareholders for the year ended December 31, 1995 and the unaudited consolidated financial statements of Lessee and its subsidiaries contained in the Lessee's Quarterly Report on Form 10-Q for the period ended March 31, 1996 (copies of each of which have been furnished to each Participant) have been prepared in accordance with generally accepted accounting principles, present fairly, in all material respects, the consolidated financial position of Lessee and its subsidiaries as of such dates and the consolidated results of their operations and their cash flows for the periods then ended, and since December 31, 1995, there has been no material adverse change in such consolidated financial position.

                          (viii)       REGISTRATION AND RECORDATION.
         Except for (A) the registration of the Aircraft with the FAA pursuant to the Act in the name of Owner Trustee, (B) the filing for recordation of the instruments referred to in Section 4(a)(ix)(2) and
         (3) and this Agreement, if deemed necessary due to the incorporation by reference in such other instruments of terms defined herein, (C) the filing of the UCC financing statements referred to in Section 4(a)(vi) and continuation statements at periodic intervals, (D) the taking of possession by the Indenture Trustee of the original counterparts of the Lease and the initial Lease Supplement, and (E) the affixation of the nameplate referred to in Section 7.1.2 of the Lease, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary or advisable in order to establish and perfect the right, title or interest of Owner Trustee in the property constituting the Trust Estate, or of Indenture Trustee in the property constituting the Trust Indenture Estate, in any applicable jurisdiction within the United States of America.

                          (ix)         CHIEF EXECUTIVE OFFICE; NAME.
         The chief executive office (as such term is defined in Article 9 of the UCC) of Lessee is 2702 Love Field Drive, Dallas, Texas 75235, and Lessee agrees to give the Participants, Owner Trustee and Indenture Trustee 10 days' prior written notice of any relocation of said chief executive office from its present location or change of its name.

                          (x)          SECURITIES LAWS.     Neither Lessee nor
         anyone acting on behalf of Lessee has directly or indirectly offered any beneficial interest or security relating to the ownership of the Aircraft or the Lease or any interest in the Trust Estate or the Trust Indenture Estate, or any of the Certificates or any other interest in or security under the Trust Indenture, or any similar interest or security, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person other than the Participants and not more than 21 other leasing companies or other institutional investors (in





                        PARTICIPATION AGREEMENT [N620SW]
         the case of such beneficial interest or securities), or 15 other institutional investors (in the case of the Certificates and other similar interests and securities) or (assuming the accuracy of the representations in Sections 8(a), 8(d), 8(k)(vi) and 8(p)(viii)) to any Person in violation of the Securities Act or applicable state securities laws, or both, and Lessee will take no action which would constitute or cause such violation.

                          (xi)         NO MISSTATEMENT OR OMISSION.
         Neither the financial statements referred to in Section 7(a)(vii) nor any other documents furnished by Lessee to Owner Trustee, Indenture Trustee or any Participant in connection with the transactions contemplated by this Agreement or the other Operative Agreements contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein (in the case of statements referred to in Section 7(a)(vii), as of the date made) not misleading; there is no fact known by Lessee which Lessee has not disclosed to such parties in writing which materially adversely affects or, so far as Lessee can now reasonably foresee, will materially adversely affect the ability of Lessee to carry on its business and perform its obligations under this Agreement or the other Operative Agreements to which it is a party.

                          (xii) INVESTMENT COMPANY. Neither Lessee nor any subsidiary of Lessee is an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                          (xiii)       NO EVENT OF DEFAULT.         No Lease
         Event of Default or Lease Default has occurred and is continuing under the Lease.

                          (xiv)        EFFECTIVE SALE.      On the Delivery
         Date, the Aircraft will be situated in Texas and the sale of the Aircraft by Lessee to Owner Trustee shall be complete and effective and not voidable or void.

                          (xv)         ERISA.      Lessee has never sponsored,
         maintained or made contributions to any defined benefit plan subject to the provisions of Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (in reliance upon the Participants' representations in Section 8(o)) the transactions contemplated by this Agreement do not constitute a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available by statute, regulation or class exemption. The execution and delivery of this Agreement and the other Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not involve any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code (such representation being made solely in reliance upon and subject to the accuracy of the representations contained in Section 8(o)).

                          (xvi)        TITLE TO AIRCRAFT, ETC.      Good and
         marketable title to the Aircraft will be at the time of delivery to Owner Trustee vested in Lessee free and clear of all Liens other than the rights of Lessee under the Lease and the Lease Supplement covering the Aircraft, the Lien of the Trust Indenture, the beneficial interest of the Owner Participant in the Aircraft and the Liens permitted by clause (d) (solely for taxes not yet due) or (e) of Section 6 of the Lease; and, subject to the filing for recordation of the Lessee FAA Bill of Sale in





                        PARTICIPATION AGREEMENT [N620SW]
         accordance with the Act, good and marketable title to the Aircraft will have been duly conveyed by Lessee to Owner Trustee, free and clear of all Liens other than the rights of Lessee under the Lease and the Lease Supplement covering the Aircraft, the Lien of the Trust Indenture, the beneficial interest of the Owner Participant in the Aircraft, and the Liens permitted by clause (d) (solely for taxes not yet due) or (e) of Section 6 of the Lease.

                          (xvii)       CONDITION OF AIRCRAFT.       The
         Aircraft has been duly certificated by the FAA as to type and airworthiness, is fully equipped to operate in commercial service and complies with all material governmental requirements governing such service; the Aircraft has been continuously operated and maintained by Lessee (in a manner that would satisfy the provisions of Sections
         7.1.3 and 8.1 of the Lease) since its delivery to Lessee by Manufacturer, Lessee is unaware of any material mechanical or structural defects in or damage to the Aircraft since its delivery to Lessee by Manufacturer and there has not occurred any event which constitutes or would, with the passage of time or the giving of notice, or both, constitute an Event of Loss.

                          (xviii)      USE OF PROCEEDS.     None of the
         proceeds from the issuance of the Certificates or from the acquisition by the Owner Participant of its beneficial interest in the Trust Estate will be used directly or indirectly by Lessee so as to result in a violation of Regulation G or U of the Board of Governors of the Federal Reserve System.

                          (xix)        NO FEDERAL APPROVALS.        No
         governmental approval in the United States of any kind is required of the Owner Participant, the Original Loan Participant, the Owner Trustee or the Indenture Trustee for their respective execution of or performance under this Agreement or any agreement contemplated hereby solely by reason of any fact or circumstance peculiar to: (a) Lessee (as contrasted to other airlines), (b) the nature of the Aircraft, or
         (c) Lessee's proposed operations or use of the Aircraft.

                          (xx)         SECTION 1110.        Owner Trustee, as
         lessor under the Lease, and the Indenture Trustee, as assignee thereof, are entitled to the protection of Section 1110 of the United States Bankruptcy Code in connection with their right to take possession of the Airframe and Engines in the event of a case under Chapter 11 of the United States Bankruptcy Code in which Lessee is a debtor. Lessee acquired the Aircraft new from the Manufacturer after October 22, 1994, and Lessee first placed the Aircraft in service after such date.

                 (b)      GENERAL TAX INDEMNITY.

                          (i) INDEMNITY. Lessee hereby agrees to pay, to indemnify, and, on written demand, reimburse and hold each Indemnified Party (which, unless otherwise indicated herein, for purposes of this Section 7(b) shall include any Affiliate of any Participant, and all entities which are included in a consolidated, combined or unitary return with such Indemnified Party) harmless from, any and all license, documentation, recording and registration fees and any and all taxes (including, without limitation, sales, use, turnover, value-added, property (tangible and intangible), ad valorem, consumption, rental, license, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever together with any and all penalties, fines, additions to tax or interest thereon





                        PARTICIPATION AGREEMENT [N620SW]
         or computed with reference thereto (collectively "Taxes"), howsoever imposed by any federal, state or local government or governmental subdivision or taxing authority in or of the United States of America (including any possession or territory of the United States of America), or by any foreign government, taxing authority or governmental subdivision of a foreign country, upon, against, or with respect to any Indemnified Party, Lessee, the Aircraft, Airframe, any Engine, any other engine installed on the Airframe, Part or any other part thereof or interest therein or upon or with respect to the purchase, acquisition, acceptance, rejection, mortgaging, financing, refinancing, manufacture, sale, transfer of title, ownership, delivery, nondelivery, insuring, inspection, leasing, possession, use, registration, reregistration, deregistration, operation, repair, replacement, abandonment, redelivery, modification, rebuilding, importation, exportation, return or other disposition thereof, or the imposition of any Lien (or the occurrence of any liability to refund or pay over any amount as a result of any Lien) thereon, or upon or with respect to the rentals, receipts or earnings arising therefrom, or upon or with respect to this Agreement, the Trust Agreement, the Trust Indenture, the Lease, a Lease Supplement, the Purchase Agreement, the Purchase Agreement Assignment, the Certificates or the issuance, reissuance, acquisition, redemption, expiration or subsequent transfer thereof under the Trust Indenture, or the beneficial interests in the Trust Estate or the creation thereof, or any payment made pursuant to any such agreement or instrument or upon or with respect to the property, held by Owner Participant or by the Trust Estate or by Indenture Trustee under the Trust Indenture, or otherwise with respect to or in connection with the transactions contemplated by the Operative Agreements.

                          (ii)         EXCEPTIONS.          The indemnity set
         forth in Section 7(b)(i) shall not extend in the case of any Indemnified Party to Taxes (1) on, based on, or measured by, the receipts, gross or net income, capital or net worth of such Indemnified Party (whether denominated as franchise, excess profits, conduct of business, capital gains, minimum and/or alternative minimum taxes) or accumulated earnings, personal holding company, succession taxes and estate or franchise taxes (other than taxes which are in the nature of sales or use taxes, value-added taxes, rental taxes, license taxes, consumption taxes, ad valorem taxes or property taxes) imposed by (A) the federal government of the United States (including without limitation any taxes collected by withholding) (but specifically excluding any excise taxes imposed in connection with the occurrence of a "prohibited transaction", within the meaning of Section 406 of ERISA or Section 4975 of the Code, for which an exemption is not available by statute, regulation or class exemption) or (B) any state or local government or governmental subdivision or state or local taxing authority in the United States of America (including any possession or territory of the United States of America) other than in the case of (B) any such tax which is a Covered Income Tax, as defined below; (2) on, based on, or measured by, any fees or compensation received by Owner Trustee or Indenture Trustee in its individual capacity for services rendered in connection with the transactions contemplated hereby; (3) relating to the Aircraft for any period after the later of (A) the expiration or early termination of the Lease and the return of the Aircraft in connection therewith in accordance with the terms thereof and (B) payment in full of Stipulated Loss Value or Termination Value, as the case may be, and all Rent due and owing in accordance with the Lease; (4) arising out of or caused by the wilful misconduct or gross negligence of such Indemnified Party or the inaccuracy or breach of any representation, warranty or covenant of such Indemnified Party contained in any Operative Agreement; (5) imposed on the income of such Indemnified Party by a foreign government or





                        PARTICIPATION AGREEMENT [N620SW]
         taxing authority, except to the extent such Taxes are imposed by reason of the location, operation, use or rental of the Aircraft or any Part thereof in such jurisdiction or the presence of Lessee or Sublessee or other user in such jurisdiction or the making of payments from such jurisdiction; (6) which may become payable in connection with the occurrence of a "prohibited transaction", within the meaning of Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Code, involving the assets of any "employee benefit plan" within the meaning of Section 3(3) of ERISA, or of any "plan" within the meaning of Section 4975(e)(1) of the Code, with respect to which the Owner Participant is the "plan sponsor" within the meaning of Section 3(16)(B) of ERISA; and (7) which become payable as a result of any involuntary disposition attributable to the bankruptcy of the Owner Participant or Owner Trustee or any voluntary sale, transfer, mortgaging, pledging or financing by such Indemnified Party of all or a portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate, the Lease, or any other Operative Agreement in a transaction not contemplated by the Operative Agreements (it being understood that any disposition of the Aircraft or any Part as a result of a substitution, replacement or modification thereof or thereto by Lessee shall not be treated as voluntary) unless, in each case, such transfer shall occur (A) pursuant to the exercise of remedies under Section 15 of the Lease or (B) pursuant to Section 7, 8, 9, 10 or 18 thereof. As used in clause (1)(B) of this Section 7(b)(ii), the term "Covered Income Tax" means a Tax described in said clause (1)(B) imposed on an Indemnified Party by any taxing authority
         (A) in whose jurisdiction such Indemnified Party (including for this purpose all entities with which it is combined, integrated or consolidated in such taxing authority's jurisdiction) did not engage in business, did not maintain an office or other place of business and was not otherwise located, if such Tax resulted from the operation of the Aircraft or any Engine in such jurisdiction or the transactions contemplated by the Operative Agreements, or (B) in whose jurisdiction such Indemnified Party in fact is doing business, maintaining an office or other place of business or is otherwise located, if such circumstance was no factor in the imposition of such Tax.

                          (iii)        CALCULATION.         Lessee agrees that,
         with respect to any payment or indemnity pursuant to Section 7(b)(i) or Section 7(c) hereof, such payment or indemnity shall include an amount payable to the Indemnified Party sufficient to hold such Indemnified Party harmless on an after-tax basis from all Taxes required to be paid by such Indemnified Party with respect to such payment or indemnity under the laws of any federal, state or local government or governmental subdivision or taxing authority in or of the United States of America, including any possession or territory of the United States, or under the laws of any foreign government, taxing authority or governmental subdivision of a foreign country; provided, that if any Indemnified Party realizes a reduction in Taxes not subject to indemnification hereunder (a "tax benefit") by reason of such payment or indemnity (whether such tax benefit shall be by means of investment tax credit, foreign tax credit, depreciation deduction or otherwise), such Indemnified Party shall, so long as no Lease Default (of the type described in Section 14.1 or 14.5 of the Lease) or Lease Event of Default shall have occurred or be continuing, pay Lessee (but not before Lessee shall have made all payments or indemnities to such Indemnified Party then due under the Operative Agreements) an amount equal to the sum of such tax benefit plus any other tax benefit realized by such Indemnified Party as the result of any payment made pursuant to this proviso; provided, however, that such payment by an Indemnified Party shall not exceed the aggregate payments by Lessee to such Indemnified Party under Section 7(b)(i) hereof (but any such excess shall be carried forward





                        PARTICIPATION AGREEMENT [N620SW]
         and shall reduce Lessee's obligation to make any subsequent payments to such Indemnified Party pursuant to Section 7(b) or 7(c) hereof). Each such Indemnified Party shall in good faith use reasonable efforts in filing its tax returns and in dealing with taxing authorities to seek and claim any such tax benefit of which it is actually aware or of which it has been given notice. Any Taxes that are imposed on any Indemnified Party as a result of the disallowance or reduction of such tax benefit referred to in the next preceding sentence in a taxable year subsequent to the year of allowance and utilization by such Indemnified Party (including the expiration of any tax credit carryovers or carrybacks of such Indemnified Party that would not otherwise have expired) shall be indemnifiable pursuant to the provisions of Section 7(b)(i) without regard to Section 7(b)(ii). In determining the amount of any net reduction in Taxes which is attributable to more than one transaction, an Indemnified Party shall be deemed to have utilized its deductions and credits attributable first, to all transactions other than leveraged equipment leasing transactions and then to this transaction and to all such other leveraged equipment leasing transactions on a pari passu basis.

                          If as a result of any Advance (as hereinafter defined) to an Indemnified Party the aggregate taxes paid or accrued by such Indemnified Party for any taxable year shall be more than the amount of such taxes which would have been payable by the Indemnified Party had no such Advance been made, and if such increase in taxes was not taken into account in determining the amount of the Advance, then such increase in taxes will be treated as Taxes for which Lessee must indemnify the Indemnified Party pursuant to this Section 7(b). Upon the final determination of any contest pursuant to Section 7(b)(iv) hereof in respect of any Taxes for which Lessee has made an Advance, the amount of Lessee's obligation shall be determined under this
         Section 7(b)(iii) as if such Advance had not been made. Any obligation of Lessee under this Section 7(b) and the Indemnified Party's obligation to repay the Advance will be satisfied first by set off against each other and any difference owing by either party will be paid within 10 days of such final determination.

                          (iv) NOTICE AND CONTEST. If written claim is received by an Indemnified Party for Taxes, which claim, if sustained, would require the payment of an indemnity by Lessee pursuant to this
         Section 7(b), such Indemnified Party shall notify Lessee of such claim within 15 days after its receipt; provided, that failure to provide such notice within 15 days will not relieve Lessee of any indemnification obligation pursuant to this Section 7(b) if such failure does not preclude Lessee from exercising its contest rights hereunder. Payments due from Lessee to such Indemnified Party pursuant to this Section 7(b) shall be made directly to such Indemnified Party within 30 days of written demand by such Indemnified Party to Lessee. If requested by Lessee in writing (provided, that Lessee shall have furnished Indemnified Party with a written opinion of Vinson & Elkins L.L.P. or other independent counsel selected by Lessee and reasonably satisfactory to Indemnified Party to the effect that a reasonable basis in law and fact exists under ABA opinion 85-352), such Indemnified Party shall upon receipt of indemnity reasonably satisfactory to it and at the expense of Lessee (including, without limitation, all reasonable costs, expenses, losses, legal and accountants' fees, and disbursements, penalties, interest incurred in contesting such claim, and additions to tax) in good faith contest, in the name of such Indemnified Party or, if requested by Lessee, in the name of Lessee (or permit Lessee, if desired by Lessee, to contest in the name of Lessee) if permissible under applicable laws, the validity, applicability or





                        PARTICIPATION AGREEMENT [N620SW]
         amount of such Taxes by (i) resisting payment thereof if practicable,
         (ii) not paying the same except under protest, if protest shall be necessary and proper, (iii) if payment shall be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, and (iv) taking such other action as is reasonably requested by Lessee from time to time. The Indemnified Party shall determine the method of any contest and (in good faith consultation with Lessee) control the conduct thereof.
         Notwithstanding anything contained in this Section 7(b)(iv), an Indemnified Party will not be required to contest, or to continue to contest, the validity, applicability or amount of any Tax (or portion thereof) (w) unless Lessee shall have acknowledged in writing its obligation to indemnify the Indemnified Party hereunder in the event the Indemnified Party does not prevail in such contest, (x) if such contest would result in any material risk of criminal penalties or any material risk of sale, forfeiture or loss (or loss of use) of the Aircraft, the Airframe or any Engine or any Part or any interest therein, (y) if a Lease Event of Default has occurred and is continuing or (z) if the claim (when aggregated with related or correlative adjustments with respect to such Indemnified Party) will not exceed $10,000. The Owner Participant shall not be required to appeal, or seek leave to appeal, an adverse judicial determination with respect to such Taxes to the United States Supreme Court. If an Indemnified Party contests a Tax by making a payment and seeking a refund thereof, then Lessee shall advance to such Indemnified Party, on an interest-free basis, an amount equal to the Taxes and any penalties, additions to tax, fines and interest thereon (which shall collectively be known, only for the purpose of this Section 7(b), as an "Advance") that are paid by such Indemnified Party in connection with such contest. Such Advance shall be repayable to Lessee at the time and in the manner specified in the last paragraph of Section 7(b)(iii). If any Indemnified Party shall obtain a refund of all or any part of such Taxes for which an indemnity was paid by Lessee, such Indemnified Party shall pay Lessee the amount of such refund as is attributable to the Taxes for which such indemnity was paid; provided, however, that such amount shall not be payable before such time as Lessee shall have made all payments or indemnities to such Indemnified Party then due under this Section 7(b) and under the Lease. If in addition to such refund such Indemnified Party shall receive an amount representing interest on the amount of such refund, Lessee shall be paid that proportion of such interest which is fairly attributable to Taxes paid with an indemnity payment or Advance by Lessee prior to the receipt of such refund, reduced by taxes imposed on such Indemnified Party on receipt of such refund or interest and increased by any taxes saved by reason of the deductibility of such payment by the Indemnified Party. Any subsequent determination that such Indemnified Party was not entitled to all or any portion of any refund paid to Lessee shall be treated as a Tax indemnifiable under Section 7(b)(i) without regard to Section 7(b)(ii). Lessee shall not be deemed to be in default under any of the indemnification provisions under this
         Section 7(b) so long as it or any Indemnified Party shall diligently prosecute such contest; provided, that Lessee shall nonetheless be required to pay all Advances and expenses required hereunder. In case any report or return is required to be made with respect to any obligation of Lessee under this Section 7(b) or arising out of this
         Section 7(b), Lessee will either timely make such report or return in such manner as will show the ownership of the Aircraft in Owner Trustee, and send a copy of such report or return to Owner Trustee (except for any report or return that an Indemnified Party has notified Lessee that the Indemnified Party intends to file or that the Indemnified Party is required by law to file), or will notify Owner Trustee of such requirement and prepare and deliver such report or return





                        PARTICIPATION AGREEMENT [N620SW]
         to the Indemnified Party in such manner as shall be satisfactory to such Indemnified Party and Owner Trustee.

                 Notwithstanding the above provisions of this Section 7(b), any Indemnified Party in its sole discretion (by written notice to Lessee) may unconditionally waive its rights to the indemnities provided for in this
Section 7(b) with respect to any Taxes, and refrain from contesting, or continuing the contest of such Taxes, in which event Lessee shall have no liability to such Indemnified Party hereunder with respect to such Taxes. In addition, if an Indemnified Party shall agree to a settlement of any contest under this Section 7(b) without the prior written consent of Lessee, then the Indemnified Party shall be deemed to have waived its rights to the indemnities provided in this Section 7(b) with respect to the subject matter of such settlement.

                 (v)      WITHHOLDINGS.            Notwithstanding the
exceptions in Section 7(b)(ii), Lessee agrees that each payment of Rent and any amount payable on the Certificates shall be free of all withholdings (other than a U.S. withholding tax, except to the extent described in Section 15.05(d) of the Trust Indenture) of any nature whatsoever except to the extent otherwise required by law, and in the event that any such withholding is so required, Lessee shall pay an additional amount of Rent such that after the deduction of all amounts required to be withheld, the net amount actually received by each Indemnified Party will equal the amount that would be due absent such withholding. In the event additional Rent is paid by Lessee to provide for withholdings pursuant to the preceding sentence in respect of Taxes that are excepted from indemnification hereunder pursuant to Section 7(b)(ii), the Indemnified Party on whom the Tax is imposed by way of withholding on payments to such person shall, promptly upon receipt of notice from Lessee, reimburse Lessee for such additional Rent. As used in this Section 7(b)(v), a "U.S. withholding tax" shall mean any withholding tax imposed by the United States of America (A) with respect to interest payments under any Certificate pursuant to treaty or federal law imposing withholding tax generally on interest payments to Persons not resident in the United States or (B) in the nature of backup withholding under section 3406 of the Code and the regulations thereunder, or any successor or similar provision of the Code, federal tax law or regulations thereunder. All U.S. withholding taxes with respect to interest payments shall be borne by the Holder of the relevant Certificate and none of Lessee, Owner Participant, Indenture Trustee or Owner Trustee shall be responsible for any U.S. withholding tax with respect to interest payments on such Certificate. Owner Trustee may (or, if Lessee is making any payment directly to the Holder of any Certificate or to the Indenture Trustee, Lessee shall) withhold any applicable U.S. withholding tax from the amount of the interest payment then due and pay (and, if Lessee is making any payment to the Holder or the Indenture Trustee, Lessee shall pay) any amount withheld to the appropriate federal taxing authority; provided, that Lessee shall indemnify and hold the Owner Trustee and the Owner Participant harmless on an after-tax basis from and against any and all liability arising from any failure by any Person to withhold any U.S. withholding taxes with respect to payments required to be made with respect to the Certificates, and Lessee shall timely prepare and file, or, if required by applicable law, present to the Owner Trustee for filing, all information returns required to be prepared with respect to any such withholding tax payments or otherwise with respect to payments under the Certificates.





                        PARTICIPATION AGREEMENT [N620SW]

                 (c)      GENERAL INDEMNITY.

                          (i)          INDEMNITY.   Lessee hereby agrees,
         whether or not any of the transactions contemplated hereby shall be consummated, to pay, assume liability for and indemnify, protect, defend, save and keep harmless each Indemnified Party from and against, on a net after-tax basis as provided in Section 7(b)(iii), any and all liabilities, obligations, losses, damages, settlements, claims, actions, suits, penalties, costs, expenses and disbursements (including but not limited to reasonable legal and investigative fees and expenses and Transaction Costs to the extent not required to be paid by Owner Participant pursuant to Section 16 hereof, and all costs and expenses relating to amendments, supplements, waivers and consents to and under the Operative Agreements, but excluding internal overhead costs and expenses such as salaries) of whatsoever kind and nature, including but not limited to negligence, liability of an owner, strict or absolute liability, liability without fault and liability in tort (any of the foregoing being called a "Loss") which may from time to time be imposed on, incurred by or asserted against any Indemnified Party or the Aircraft, Airframe, any Engine or any Part or any portion of the Trust Estate or the Trust Indenture Estate (whether or not any such Loss is also indemnified or insured against by any other Person or such Indemnified Party has also indemnified any other Person against such Loss) in any way relating to or arising out of (a) any Operative Agreement, the enforcement thereof or any of the transactions contemplated thereby (including, without limitation, the performance or observance of all obligations and conditions of Lessee thereunder, or the falsity of any representations or warranties of Lessee therein or thereunder or in any document or certificate delivered pursuant thereto), (b) the purchase, acceptance or rejection of the Aircraft, (c) the Aircraft, the Airframe, any Engine, any engine or any Part, any data or any other thing delivered or to be delivered under an Operative Agreement, including without limitation, the ownership, financing, refinancing, delivery, nondelivery, lease, sublease, assignment, registration, reregistration, deregistration, possession, use, non- use, presence, operation, condition, storage, preparation, installation, testing, manufacture, design, fitness for use, merchantability, modification, replacement, substitution, alteration, maintenance, repair, re-lease, sale, return, transportation, transfer, abandonment or other disposition thereof or any portion thereof (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement, or arising under environmental control, noise or pollution laws or regulations, and loss of or damage to any property or the environment or death or injury to any person), or (d) the offer, sale or delivery of the Certificates, whether before or after the Delivery Date (the indemnity in this clause (d) to extend also to any Person who controls an Indemnified Party, its successors, assigns, employees, servants and agents within the meaning of Section 15 of the Securities Act).

                          (ii)         EXCEPTIONS.          The indemnity set
         forth in Section 7(c)(i) shall not extend to any Loss with respect to such Indemnified Party (A) to the extent that such Loss is caused by acts, omissions or events which occur after full and final compliance by Lessee with all the terms of the Operative Agreements, (B) to the extent such Loss is caused by acts, omissions or events which occur following the earlier of: (I) acceptance of possession of the Aircraft by Lessor or its designee pursuant to the terms of the Lease (other than pursuant to Section 15 thereof, in which case Lessee's liability under this Section 7(c) shall survive for so long as Lessor shall be entitled to exercise remedies under such Section 15), (II) the termination





                        PARTICIPATION AGREEMENT [N620SW]
         of the Term in accordance with Section 9 of the Lease, or (III) the transfer of title to the Aircraft to Lessee (or its designee) pursuant to Section 10.1.4 or Section 18.2 of the Lease, (C) to the extent that such Loss is a Tax or a loss of tax benefits, whether or not Lessee is required to indemnify therefor pursuant to Section 7(b) hereof, (D) to the extent that such Loss is caused by the willful misconduct or gross negligence of such Indemnified Party (other than willful misconduct or gross negligence imputed to such Indemnified Party solely by reason of its interest in the Aircraft) or any material misrepresentation or violation or breach of any obligations of such Indemnified Party contained in the Operative Agreements then in force unless such misrepresentation, violation or breach is a result of Lessee's failure to comply with the terms of any Operative Agreement to which it is a party, or (E) to the extent such Loss is associated with a sale, assignment or transfer by such Indemnified Party of its respective interest in the Aircraft, the Certificates or the transactions contemplated hereby (other than (1) as required by the Operative Agreements and (2) during the continuance of a Lease Default (of the type described in Section 14.1 or 14.5 of the Lease) or a Lease Event of Default or the exercise of remedies under the Lease). This Section 7(c) does not constitute a guarantee of the useful life or residual value of the Aircraft or a guarantee that the Certificates will be paid.

                          (iii)        NOTICE.      If any Indemnified Party or
         Lessee has knowledge of any Loss for which Lessee is obligated to indemnify under this Section 7(c), it shall give prompt written notice thereof to Lessee or such Indemnified Party, as the case may be, but failure to give such notice shall not relieve Lessee of its obligations hereunder or from any other obligation that Lessee may have to such Indemnified Party at law or in equity, and no payment by Lessee to an Indemnified Party pursuant to this Section 7(c) shall be deemed to constitute a waiver or release of any right or remedy which Lessee may have against such Indemnified Party for any actual damages as a result of the failure by such Indemnified Party to give Lessee such notice.

                          (iv) RIGHT TO DEFEND; SUBROGATION; FEES AND EXPENSES OF TRUSTEES. Lessee shall be entitled (and, at the Indemnified Party's election, shall be obligated), at its sole cost and expense, acting through counsel selected by Lessee reasonably acceptable to the respective Indemnified Party, (A) in any judicial or administrative proceeding that involves solely a claim for which payment or indemnity is sought under this Section 7(c), to assume responsibility for and control thereof, (B) in any judicial or administrative proceeding involving a claim for which payment or indemnity is sought under this Section 7(c), and other claims related or unrelated to the transactions contemplated by the Operative Agreements, to assume responsibility for and the control of such claim for which payment or indemnity is sought under this Section 7(c) to the extent that the same may be and is severed from such other claims (and such Indemnified Party shall use its reasonable best efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnified Party with respect to judicial proceedings subject to the control of such Indemnified Party. Notwithstanding any of the foregoing to the contrary, Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings (1) while any Lease Default (of the type described in Section 14.1 or 14.5 of the Lease) or Lease Event of Default shall have occurred and be continuing, (2) if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on, the Aircraft or the Trust Estate or the Trust Indenture Estate or any part thereof or the loss or impairment of the Lien





                        PARTICIPATION AGREEMENT [N620SW]
         of the Trust Indenture on all or any part of the Trust Indenture Estate, (3) if such proceedings could, in the good faith opinion of the Indemnified Party, entail any risk of criminal liability or material civil penalty or (4) if in the written opinion of counsel to such Indemnified Party an actual or potential material conflict of interest exists making it advisable for such Indemnified Party to be represented by separate counsel. The Indemnified Party may participate at its own expense and with its own counsel in any judicial proceeding controlled by Lessee pursuant to the preceding provisions.

                 The Indemnified Party shall supply Lessee, at Lessee's expense, with such information within its possession reasonably requested by Lessee as is necessary or advisable for Lessee to control or participate in any proceeding to the extent permitted by this Section 7(c). Such Indemnified Party shall not enter into a settlement or other compromise with respect to any Loss without the prior written consent of Lessee (except during the continuance of a Lease Default (of the type described in Section 14.1 or 14.5 of the Lease) or Lease Event of Default when such consent shall not be required if such Indemnified Party gives 10 days' prior written notice to Lessee describing the proposed settlement or other compromise), which consent shall not be unreasonably withheld or delayed, unless such Indemnified Party waives its right to be indemnified with respect to such Loss under this Section 7(c).

                 Lessee shall supply the Indemnified Party with such information reasonably requested by the Indemnified Party as is necessary or advisable for the Indemnified Party to control or participate in any proceeding to the extent permitted by this Section 7(c).

                 Upon payment or indemnification of any amount pursuant to this
Section 7(c), Lessee, without any further action, shall be subrogated to any claims the Indemnified Party may have relating thereto other than claims under
Section 5.03 or 7.01 of the Trust Agreement or Section 9.06 of the Trust Indenture, comparable claims arising in favor of the Owner Trustee or the Indenture Trustee as a matter of trust law and claims under any insurance maintained by any Indemnified Party or any of its Affiliates. The Indemnified Party agrees to give such further assurances or agreements and to cooperate in all reasonable respects with Lessee and its insurers to permit Lessee to pursue such claims.

                 In the event that Lessee shall have paid an amount to an Indemnified Party pursuant to this Section 7(c), and such Indemnified Party subsequently shall be reimbursed in respect of such indemnified amount by any other Person, such Indemnified Party shall (provided no Lease Default or Lease Event of Default shall have occurred and be continuing) promptly pay (but not before Lessee shall have made all payments then due to such Indemnified Party pursuant to this Section 7(c) and any other payments then due under the Operative Agreements) an amount equal to the amount of such reimbursement (adjusted for any net tax impact of such receipt and payment, but in no event more than such indemnified amount previously paid to such Person) to Lessee. Subject to the provisions of the preceding sentence, Lessee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor, whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of any other document or instrument, and the Person seeking indemnification from Lessee pursuant to any provision of this Agreement may proceed directly against Lessee without first seeking to enforce any other right of indemnification.





                        PARTICIPATION AGREEMENT [N620SW]

                 Lessee agrees to pay the reasonable and continuing fees and expenses of the Indenture Trustee (including the reasonable fees and expenses of its counsel and any agent appointed in accordance with Section 9.02(c) of the Trust Indenture) and, as provided in Section 6.07 of the Trust Agreement, the Owner Trustee (including, but not limited to, the reasonable fees and expenses of its counsel), without cost, on a net after-tax basis, to the Owner Participant, for acting as such, other than such fees and expenses which constitute Transaction Costs and are payable by the Owner Participant under
Section 16. Lessee agrees that it will pay the reasonable fees and expenses of any separate owner trustee or co-trustee appointed pursuant to Section 9.02 of the Trust Agreement as a result of any requirement of law or if otherwise required by any Operative Agreement or if requested, or consented to, by the Lessee.

                 (d)      OWNER PARTICIPANT'S INDEMNITY.    Owner Participant
covenants and agrees that if (i) Lessee has elected pursuant to Section 9.1 of the Lease to terminate the Lease by causing the Aircraft to be sold pursuant to
Section 9.2 of the Lease and (ii) Owner Trustee has, pursuant to Section 9.3 of the Lease, given to Lessee written notice of Lessor's election to retain title to the Aircraft, and (iii) Owner Trustee has failed to make, on or before the proposed termination date, any payment required to be made by Owner Trustee pursuant to Section 9.3 in connection with its retention of title to the Aircraft, Owner Participant will indemnify Lessee for any losses, damages, costs or expenses of any kind (including any excess of the highest bid received in accordance with Section 9.1 of the Lease on or before the proposed termination date over the price for which the Aircraft may subsequently be sold (but disregarding any portion of such bid or such price in excess of the applicable Termination Value), any additional Rent paid by Lessee (less an amount representing the fair value to Lessee of its use of the Aircraft for the period of time in respect of which such Rent was paid) and any reasonable fees and expenses of lawyers, appraisers, brokers or accountants) incurred as a consequence of such failure by Owner Trustee.

                 (e)      PAYMENTS.        Any payments made pursuant to this
Section 7 shall be made directly to the Person entitled thereto within 10 Business Days of demand therefor in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, postage prepaid at its address as set forth in this Agreement.

                 (f)      INTEREST ON OVERDUE AMOUNTS.      If any amount
payable by Lessee or any Indemnified Party, as the case may be, under this
Section 7 is not paid when due, Lessee or such Indemnified Party, as the case may be, shall pay an additional amount equal to interest at the Overdue Rate on the overdue amount for the period from and including the due date for the overdue payment to but excluding the date of payment of the overdue amount.

                 (g)      SURVIVAL.     All indemnities, obligations,
adjustments and payments provided for in this Section 7 shall survive, and remain in full force and effect, notwithstanding the expiration or other termination of this Agreement, the Lease or any other Operative Agreement. The obligations of Lessee in respect of all such indemnities, obligations, adjustments and payments are expressly made for the benefit of, and shall be enforceable by, each Indemnified Party or other indemnitee entitled thereto, without taking any action under the Lease.





                        PARTICIPATION AGREEMENT [N620SW]

                 SECTION 8.            OTHER REPRESENTATIONS, WARRANTIES,
COVENANTS AND INDEMNITIES.  (a)      SECURITIES LAWS.    The Owner Participant
represents that it is acquiring its interest in the Trust Estate for investment purposes only and not with a present intent as to any resale or distribution thereof except as otherwise permitted by Rule 144A under the Securities Act, (subject nonetheless to any requirement of law that the disposition of its properties shall at all times be and remain within its control) and that neither it nor anyone acting on its behalf has directly or indirectly offered any interest in the Trust Estate or any Certificates or any similar securities for sale to, or solicited any offer to acquire any of the same from, anyone in a manner which would result in a violation of the Securities Act or the securities laws, rules and regulations of any state.

                 (b) CITIZENSHIP. Each of the Owner Participant and FUNB, in its individual capacity, represents and warrants to the other parties to this Agreement that it is a "citizen of the United States" as defined in 49 U.S.C. Section 40102(a)(15)(C). The Owner Participant agrees, solely for the benefit of Lessee, each Sublessee, the Indenture Trustee and the Holders, that if at any time (i) it shall not be a "citizen of the United States" within the meaning of 49 U.S.C. Section 40102(a)(15)(C) and (ii) the Aircraft shall be, or would therefore become, ineligible for registration in the name of the Owner Trustee under the Act and regulations then applicable thereunder (it being understood that the effect of any such status shall be determined without giving consideration to any provision of the Act (or any superseding statute) which permits United States registration of an aircraft based on conditions which impose restrictions on the location and use of such aircraft or otherwise restrict the ability of an air carrier to operate an aircraft in the ordinary course of its business), then the Owner Participant shall (at its own expense and without any reimbursement or indemnification from Lessee) as soon as is reasonably practicable but in any event within 30 days after a Responsible Company Officer of the Owner Participant shall obtain actual knowledge of such loss of citizenship (A) effect voting trust or other similar arrangements or take any other action as may be necessary to prevent any deregistration or to maintain the United States registration of the Aircraft and (to the extent such recordation is dependent on the U.S. registration of the Aircraft) the recordation with the FAA of the Trust Indenture and the Lease, or (B) transfer its beneficial interest in the Trust Estate in accordance with Section 8(l) hereof. It is understood that: (1) the Owner Participant shall be liable to any of the other parties hereto for any damages suffered by any such other party as the result of the representation and warranty of the Owner Participant in the first sentence of this Section 8(b) proving to be untrue as of the Delivery Date; and (2) the Owner Participant shall be liable to Lessee, any Sublessee and any Holder for any damages which may be incurred by Lessee, any Sublessee or such Holder as a result of such loss of citizenship by the Owner Participant and the inability to register (or maintain the registration of) the Aircraft in the name of the Owner Trustee under the Act and regulations then applicable thereunder as a result of such loss of citizenship. Each of Lessee (as provided in Section 11(b)), the Original Loan Participant, the Owner Trustee and the Indenture Trustee agrees, upon the request and at the sole expense of the Owner Participant, to take all reasonable acts requested by the Owner Participant in complying with its obligations under clause (A) or (B) of the second sentence of this Section 8(b). FUNB, in its individual capacity, agrees that if at any time a responsible officer of FUNB shall obtain actual knowledge that FUNB has ceased to be a "citizen of the United States" within the meaning of the Act, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any adverse effect on a Holder, Lessee, a Sublessee or the Owner Participant), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.01 of the Trust Agreement.





                        PARTICIPATION AGREEMENT [N620SW]

                 (c)      CHIEF EXECUTIVE OFFICE OF FUNB.   FUNB in its
individual capacity represents and warrants that both the principal place of business of the Owner Trustee and the place where its records concerning the Aircraft and all of its interest in, to and under the Operative Agreements to which it is a party are or will be kept is Charlotte, North Carolina (other than such as may be maintained or held by the Indenture Trustee pursuant to the Trust Indenture) and has its chief executive office (as such term is used in
Article 9 of the Uniform Commercial Code) in Charlotte, North Carolina. FUNB in its individual capacity agrees that it will not change the location of such office to a location outside of Charlotte, North Carolina, without 10 days' prior written notice to Lessee, Indenture Trustee and the Owner Participant.

                 (d)      SECURITIES LAWS.         The Original Loan
Participant represents and warrants that the Series SWA 1996 Trust N620SW-I Certificate to be issued to it pursuant to the Trust Indenture is being acquired by it with no present intent to make any resale or distribution thereof which would require registration under the Securities Act and it will not offer or sell any Certificate in violation of the Securities Act; provided, that the disposition of its property shall at all times be and remain within its control, and that neither it nor anyone acting on its behalf has offered any Certificates or any similar securities relating to the Aircraft for sale to, or solicited any offer to buy any Certificates or any similar securities relating to the Aircraft from, any person or entity other than in a manner required by the Securities Act and the rules and regulations thereunder and the securities laws, rules and regulations of any state.

                 (e)      [INTENTIONALLY RESERVED].

                 (f) OWNER PARTICIPANT'S REPRESENTATIONS AND WARRANTIES. The Owner Participant represents and warrants as follows:

                          (i) the Owner Participant is a corporation duly organized and validly existing and in good standing under the laws of the state of Michigan and has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under the Owner Participant Agreements;

                          (ii) the Owner Participant Agreements have been duly authorized by all necessary corporate action on the part of the Owner Participant, do not require any approval not already obtained of stockholders of the Owner Participant or any approval or consent not already obtained of any trustee or holders of any indebtedness or obligations of the Owner Participant, and have been duly executed and delivered by the Owner Participant, and, subject to and in reliance upon the representations made by the Original Loan Participant and Lessee in Sections 8(o) and 7(a)(xv), respectively, and compliance with the covenants of Section 8(d), neither the execution and delivery thereof by the Owner Participant, nor the consummation of the transactions contemplated thereby by the Owner Participant, nor compliance by the Owner Participant with any of the terms and provisions thereof will contravene any United States federal or state law, judgment, governmental rule, regulation or order applicable to or binding on the Owner Participant (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to the citizenship





                        PARTICIPATION AGREEMENT [N620SW]
         requirements of the Owner Participant under applicable aviation law) or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Permitted Liens of the type described in clause (a) of the definition thereof) upon the Trust Estate under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which the Owner Participant is a party or by which it or its properties may be bound or affected;

                          (iii) assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, each of the Owner Participant Agreements constitutes a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with the terms thereof;

                          (iv)         there are no pending or, to the
         knowledge of the Owner Participant, threatened actions or proceedings against the Owner Participant before any court or administrative agency which, if determined adversely to the Owner Participant, would materially adversely affect the financial condition of the Owner Participant or the ability of the Owner Participant to perform its obligations under the Owner Participant Agreements;

                          (v) on the Delivery Date, there will be no Lessor Liens attributable to the Owner Participant;

                          (vi) the Owner Participant's net worth (as defined in Section 8(l)) is at least $75,000,000; and

                          (vii) there has not occurred any event which constitutes (or to the best of its knowledge would, with the passage of time or the giving of notice or both, constitute) an Indenture Event of Default which has been caused by or relates to the Owner Participant and which is presently continuing.

                 (g)      LESSOR LIENS.            Each of FUNB in its
individual capacity and the Owner Participant severally covenants and agrees
(i) that it shall not cause or permit to exist a Lessor Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate, (ii) that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Lessor Lien attributable to it, and (iii) that it will make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Lessor Liens attributable to it.

                 (h) INDENTURE TRUSTEE LIENS. Wilmington Trust Company in its individual capacity covenants and agrees that it shall not cause or permit to exist any Lien, arising as a result of (i) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Estate pursuant to the Trust Indenture, (ii) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Agreements to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct,
(iii) claims against the Indenture Trustee relating to Taxes or Losses which are excluded from the indemnification provided by Section 7 hereof pursuant to said Section 7, or (iv) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest





                        PARTICIPATION AGREEMENT [N620SW]
in the Aircraft, the Trust Estate, the Trust Indenture Estate or the Operative Agreements other than (A) a transfer of the Aircraft pursuant to Section 9, 10 or 18 of the Lease or Article 5 or 8 of the Trust Indenture, (B) any borrowing pursuant to Section 17 hereof, or (C) a transfer of the Aircraft pursuant to
Section 15 of the Lease while a Lease Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

                 (i)      TERMINATION INSTRUCTIONS TO OWNER TRUSTEE.
The Owner Participant will not instruct the Owner Trustee to terminate any Operative Agreement in violation of the terms thereof.

                 (j)      EXCESS PAYMENT.   If (i) all or any part of the Trust
Estate becomes the property of, or the Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Reform Act of 1978 or any successor provision, (ii) pursuant to such reorganization provisions the Owner Trustee (in its individual capacity) or the Owner Participant is required, by reason of the Owner Trustee (in its individual capacity) or the Owner Participant being held to have recourse liability to any Holder or the Indenture Trustee, directly or indirectly (other than the recourse liability of the Owner Participant under this Agreement), to make payment on account of any amount payable as principal, Break Amount, if any, Premium, if any, or interest on the Certificates, and (iii) any such Holder or the Indenture Trustee actually receives any Excess Payment (as hereinafter defined) which reflects any payment by the Owner Trustee (in its individual capacity) or the Owner Participant on account of clause (ii) above, then such Holder or the Indenture Trustee shall promptly refund to the Owner Trustee or the Owner Participant (whichever shall have made such payment) such Excess Payment. For purposes of this Section 8(j), "Excess Payment" means the amount by which such payment exceeds the amount which would have been received by such Holder or the Indenture Trustee if the Owner Trustee (in its individual capacity) or the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this Section 8(j) shall prevent such Holder or the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Trustee (in its individual capacity) or the Owner Participant under this Agreement or the Trust Indenture (and any exhibits or annexes thereto).

                 (k) REPRESENTATIONS AND WARRANTIES OF INDENTURE TRUSTEE IN INDIVIDUAL CAPACITY. The Indenture Trustee represents and warrants, in its individual capacity, as follows:

                          (i) it is a "citizen of the United States" as defined in the Act, that it will notify promptly all parties to this Agreement if in its reasonable opinion its status as a "citizen of the United States" is likely to change and that it will resign as Indenture Trustee as provided in Section 9.07 of the Trust Indenture if it should cease to be a "citizen of the United States";

                          (ii) it is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under the Trust Indenture and this Agreement and to authenticate the Certificates;

                          (iii) the Indenture Trustee Agreements, and the authentication of the Certificates have been duly authorized by all necessary corporate action on its part, and neither





                        PARTICIPATION AGREEMENT [N620SW]
         the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal or Delaware law or regulation governing its banking or trust powers or any judgment or order binding on it or contravene or result in any breach of, or constitute any default under its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

                          (iv) each of the Indenture Trustee Agreements has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of the Indenture Trustee, enforceable against it in accordance with its terms;

                          (v) neither the execution and delivery by it, in its individual capacity or as Indenture Trustee, as the case may be, of this Agreement or the Trust Indenture nor the consummation of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, or the registration with, any governmental authority or agency pursuant to any law of the State of Delaware or the United States governing the banking or trust powers of the Indenture Trustee; and

                          (vi) neither it nor anyone authorized to act on its behalf has directly or indirectly offered any beneficial interest or security relating to the ownership of the Aircraft or the Lease or any interest in the Trust Estate or the Trust Indenture Estate, or any of the Certificates or any other interest in or security under the Trust Indenture, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any interest or security to, any Person, and it will not directly or indirectly make any such offer, solicitation or sale.

                 (l)      TRANSFERS OF EQUITY INTERESTS; RIGHTS OF OWNER
PARTICIPANT AND OWNER TRUSTEE.        So long as the Aircraft shall be leased
to Lessee under the Lease and so long as the Certificates are outstanding, the Owner Participant will not sell, assign, convey or otherwise transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement to any Person unless (i) the proposed transferee is a "Transferee" (as defined below) and (ii) the Owner Participant shall have delivered to the Owner Trustee, Lessee and the Indenture Trustee an opinion (in form, scope and substance reasonably satisfactory to the Indenture Trustee and Lessee) of counsel reasonably satisfactory to the Indenture Trustee and Lessee to the effect that the agreement referred to in clause (O) below and any guaranty required by clause (B) or (C) below, are the legal, valid, binding and enforceable obligations of the Transferee and the guarantor, if any, as the case may be. A "Transferee" shall mean either (A) a U.S. bank or other financial institution with a combined capital, surplus and undivided profits of at least $75,000,000 or a limited partnership or corporation whose net worth is at least $75,000,000, (B) any subsidiary of such a bank, financial institution, limited partnership or corporation; provided, that such bank, financial institution, limited partnership or corporation furnishes to the Owner Trustee, the Indenture Trustee and Lessee a guaranty substantially in the form of Exhibit A with respect to the Owner Participant's obligations, in the case of the Owner Trustee, under the Trust Agreement and, in the case of the Indenture Trustee and Lessee, the Owner Participant's obligations hereunder, or (C) any other corporation, limited liability company or limited partnership, provided such obligations are guaranteed (such guaranty to be substantially in the form





                        PARTICIPATION AGREEMENT [N620SW]
of Exhibit A) by the transferor Owner Participant; provided, however, that unless otherwise consented to by Lessee any Transferee shall not be an air carrier, an air freight forwarder or other similar Person or a corporation controlling, controlled by or under common control with such an air carrier, an air freight forwarder or other similar Person. Each such transfer to a Transferee shall be subject to the conditions that (M) upon giving effect to such transfer, the Transferee is a "citizen of the United States" within the meaning of 49 U.S.C. Section 40102(a)(15)(C) or the Transferee, at its sole cost and expense on an after-tax basis (including any continuing costs of any voting trust), shall have entered into a voting trust or similar arrangement which permits the registration of the Aircraft under the Act in the name of the Owner Trustee without any restriction on the operation of the Aircraft, (N) the Transferee has the full power and authority to enter into and carry out the transactions contemplated hereby, (O) the Transferee enters into an agreement or agreements substantially in the form of Exhibit B, (P) such transfer does not result in a nonexempt prohibited transaction under Section 4975 of the Code or Section 406 of ERISA with respect to such Holders about which the Owner Participant shall have received such information as may be reasonably necessary in making such determination (and Owner Participant shall request such information and each of Lessee, the Original Loan Participant and the Indenture Trustee shall cooperate in providing such information as may be available), (Q) such transfer does not violate any applicable law including, without limitation, the Act, or any rules or regulations promulgated thereunder, the Securities Act or the Trust Indenture Act of 1939, (R) after giving effect to such transfer, there shall be no more than one Owner Participant of record at that time and (S) such transfer will not give rise to an Indenture Default or Indenture Event of Default; and Lessee or the Indenture Trustee may request such Transferee to provide an opinion of counsel (who shall be reasonably satisfactory to Lessee and the Indenture Trustee) in form, scope and substance reasonably satisfactory to Lessee and the Indenture Trustee as to any matter set forth in clause (Q) and as to such other matters as Lessee or the Indenture Trustee may reasonably request. Upon any such transfer by the Owner Participant as above provided, the Transferee shall be deemed the Owner Participant for all purposes hereof and of the other Operative Agreements and each reference herein to the transferor Owner Participant shall be deemed for all purposes, with respect to circumstances existing and requirements arising thereafter, to be to the Transferee and the transferor Owner Participant shall be relieved of all obligations of the transferring Owner Participant under the Owner Participant Agreements arising after the date of such transfer except to the extent fairly attributable to acts or events occurring prior thereto and not assumed by the transferee Owner Participant. If the Owner Participant intends to transfer its interests hereunder, it shall give prior written notice thereof as soon as practicable, but in no event less than ten (10) Business Days prior thereto, to the Indenture Trustee, the Owner Trustee and Lessee, specifying the name and address of the proposed Transferee and the facts necessary to determine whether or not the requirements for a Transferee, as set forth herein, are satisfied. The Owner Participant shall pay, or shall cause the transferee Owner Participant to pay, all of the reasonable costs and expenses (including, without limitation, legal fees and expenses) of the other parties hereto (except the costs and expenses of Lessee if such transfer is effected during the continuance of a Lease Default (of the type described in Section 14.1 or 14.5 of the Lease) or a Lease Event of Default or in connection with the exercise of remedies under the Lease), on a net after-tax basis, of any such transfer. For purposes of this Agreement, "net worth" shall mean the excess of total tangible assets over total liabilities, each to be determined in accordance with generally accepted accounting principles consistently applied.

                 (m) OBLIGATIONS OF TRUSTEES. The Indenture Trustee shall be responsible for the payment, performance and discharge of, and shall fully and completely pay, perform and





                        PARTICIPATION AGREEMENT [N620SW]
discharge, all of its obligations under the Trust Indenture in accordance with the terms thereof. Subject to the terms and provisions of the Trust Agreement, the Owner Trustee shall be responsible for the payment, performance and discharge of, and shall fully and completely pay, perform and discharge, all of its obligations under the Lease in accordance with the terms thereof.

                 (n) COMPLIANCE WITH TRUST INDENTURE. FUNB and Wilmington Trust Company, each in its individual capacity, agrees for the benefit of Lessee to comply with the terms of the Trust Indenture which it is required to comply with in its individual capacity.

                 (o)      ERISA.        The Owner Participant represents and
warrants that no part of the funds used by it to acquire its interest in the Trust Estate constitutes "plan assets" of any "employee benefit plan" within the meaning of ERISA or of any "plan" within the meaning of Section 4975(e)(1) of the Code, as interpreted by the Department of Labor. The Original Loan Participant represents and warrants that no part of the funds used by it to acquire the Certificates or any interest therein (including any participation in such Certificates) constitutes "plan assets" of any "employee benefit plan" within the meaning of ERISA or any "plan" within the meaning of Section 4975(e)(1) of the Code.

                 (p)      FUNB'S REPRESENTATIONS AND WARRANTIES.    FUNB, in
its individual capacity, represents, warrants and covenants that:

                          (i) each of the Owner Trustee Documents has been duly executed and delivered by one of its officers who is duly authorized to execute and deliver such instruments on behalf of the Owner Trustee or FUNB, as the case may be;

                          (ii) the Trust Estate is free and clear of Lessor Liens attributable to FUNB in its individual capacity, and there are no Liens affecting the title of the Owner Trustee to the Aircraft or resulting from any act or claim against FUNB in its individual capacity arising out of any event or condition not related to the ownership, leasing, use or operation of the Aircraft or to any other transaction contemplated by this Agreement or any of the other Operative Agreements, including any Lien resulting from the nonpayment by FUNB in its individual capacity of any Taxes imposed or measured by its net income;

                          (iii) there has not occurred any event which constitutes (or to the best of its knowledge would, with the passage of time or the giving of notice or both, constitute) an Indenture Event of Default which has been caused by or relates to FUNB in its individual capacity and which is presently continuing;

                          (iv) it is a national banking association duly organized, validly existing and in good standing under the laws of the United States and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has the corporate power and authority to enter into and perform its obligations under the Trust Agreement and this Agreement (in its individual capacity), and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has full right, power and authority to enter into and perform its obligations as Owner Trustee pursuant to the Trust Agreement under each of the other Owner Trustee Documents;





                        PARTICIPATION AGREEMENT [N620SW]

                          (v) each of the Trust Agreement and this Agreement (in its individual capacity) and the Owner Trustee Documents (in its trust capacity) has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal or North Carolina law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

                          (vi) assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the Owner Trustee Documents has been duly executed and delivered by it and, each of the Trust Agreement and this Agreement (to the extent executed by the Owner Trustee in its individual capacity) is a legal, valid and binding obligation of FUNB in its individual capacity and as Owner Trustee, as the case may be, enforceable against such party in accordance with the terms thereof;

                          (vii) on the Delivery Date, the Owner Trustee shall have received whatever title to the Aircraft as was conveyed to it by Lessee;

                          (viii) neither it nor anyone acting on its behalf has offered any interest in the Trust Estate or any Certificates or any similar securities for sale to, or solicited any offer to acquire the same from, anyone, and no responsible officer or responsible employee of FUNB has knowledge of any such offer or solicitation, except as set forth in Section 7(a)(x) hereof;

                          (ix) assuming due authorization, execution and delivery of each of the Owner Trustee Documents by each of the parties thereto (other than the Owner Trustee), each of the Owner Trustee Documents is a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its respective terms;

                          (x) there are no proceedings pending or, to the best knowledge of FUNB, threatened, against FUNB in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would materially and adversely affect the right, power and authority of FUNB to enter into or perform its obligations under the Owner Trustee Documents;

                          (xi) neither the due execution and delivery of the Owner Trustee Documents by FUNB, in its individual capacity or as Owner Trustee under the Trust Agreement, as the case may be, nor the consummation by it of any of the transactions contemplated thereby require the consent or approval of, the giving of notice to, or the registration with, any federal or North Carolina governmental authority or agency pursuant to any federal or North Carolina law governing the banking or trust powers of FUNB; and

                          (xii) no later than sixty (60) days after Lessee shall so request, Owner Trustee shall execute and deliver to Lessee (on a form to be supplied by Lessee) a Texas Sales and Use Tax Certificate of Resale reflecting Owner Trustee's Texas or North Carolina sales





                        PARTICIPATION AGREEMENT [N620SW]
         tax permit number and Owner Trustee's purchase of the Aircraft pursuant to the Lease for lease to Lessee thereunder, and, if necessary to permit Owner Trustee to issue such Certificate, Owner Trustee shall apply for (on a form to be supplied by Lessee) a Texas sales tax permit.

                 (q)      OWNER PARTICIPANT'S LEASE EXPENSES.        The Owner
Participant covenants and agrees to pay or cause the Owner Trustee to pay those costs and expenses specified to be paid by the Owner Participant pursuant to the Lease.

                 (r)      LESSEE'S ASSUMPTION OF DEBT.       Subject to
compliance by Lessee with all of its obligations under the Operative Agreements and provided that the Series SWA 1996 Trust N620SW-I Certificate is no longer outstanding, each of the Owner Trustee, the Indenture Trustee and the Owner Participant covenants and agrees that, at Lessee's expense on a net after-tax basis (including, without limitation, reasonable attorneys' fees and expenses of each of such parties), (i) if Lessee elects to terminate the Lease and to purchase the Aircraft pursuant to Section 18.2(b) of the Lease, each of such parties will, subject to due compliance by Lessee with the provisions of said
Section 18.2(b), execute and deliver appropriate documentation to Transfer to Lessee the Aircraft, and (ii) Lessee, in connection with such purchase, may (if no Lease Event of Default shall have occurred and be continuing, unless such Lease Event of Default is waived by the Indenture Trustee) assume (and, as set forth in Section 18.2(c) of the Lease, receive a credit in an amount equal to the principal amount of the debt assumed, against the purchase price payable by Lessee pursuant to Section 18.2(b) of the Lease) the obligations of the Owner Trustee pursuant to Section 7.03 of the Trust Indenture and the Certificates (and the Lease, to the extent that the Owner Trustee's obligations thereunder are incorporated into the Trust Indenture or the Certificates), and in such event each of the parties shall execute and deliver appropriate documentation as contemplated by Section 7.03 of the Trust Indenture.

                 (s)      [INTENTIONALLY RESERVED].

                 (t)      [INTENTIONALLY RESERVED].

                 (u)      LEASE ADJUSTMENTS.        Section 3.7 of the Lease
contemplates that, under certain circumstances, the Owner Participant will make certain recalculations and the Owner Participant hereby agrees to promptly take such actions as may be necessary or desirable to give effect to and to cause the Owner Trustee to give effect to the provisions of Section 3.7 of the Lease.

                 (v)      REVOCATION OF TRUST AGREEMENT.     The Owner
Participant agrees, notwithstanding anything to the contrary contained in the Trust Agreement, (i) solely for the benefit of the Indenture Trustee that it will not revoke or otherwise terminate the Trust Agreement as long as the Trust Indenture is in effect, and (ii) solely for the benefit of Lessee that it will not revoke or otherwise terminate the Trust Agreement during the Term without the prior written consent of Lessee, except that, notwithstanding the foregoing clauses (i) and (ii), or any other provision of the Operative Agreements to the contrary, the Owner Participant shall have the right to terminate the trusts set forth in the Trust Agreement without the consent of any other party to the Operative Agreements, at any time, if in connection therewith the Owner Participant shall simultaneously create a new trust upon substantially the same terms and conditions as the trusts so terminated and shall cause the Trust Estate to be vested in the Owner Trustee under the new trust upon the same terms and conditions so applied to such terminated trust; provided, however, that in connection with any such termination (A) none





                        PARTICIPATION AGREEMENT [N620SW]
of the creation of such new trust, the termination of the trust set forth in the Trust Agreement or the transactions consummated in connection therewith will have any adverse impact on any of Lessee's rights or the Indenture Trustee's rights under the Operative Agreements (including the first priority lien status of the Lien of the Trust Indenture), (B) Lessee shall have no responsibility to indemnify any Indemnified Party under any provision of any Operative Agreement for any Taxes or other consequences that in either case would not have been incurred but for such termination and transfer, (C) the Owner Participant shall indemnify Lessee and the Indenture Trustee for any costs, expenses, taxes or other consequences that in either case would not have been incurred but for such termination and transfer, (D) the Owner Participant shall provide Lessee and the Indenture Trustee with an opinion in form and substance reasonably satisfactory to them as to the effect of such termination and transfer, and (E) immediately after such transfer, the beneficiary of the new trust shall be the same as the beneficiary of the trust set forth in the Trust Agreement. The Owner Participant further agrees (x) promptly to provide instructions to the Owner Trustee, upon the request of the Owner Trustee and as otherwise required under the Trust Agreement, so as to enable the Owner Trustee to perform its duties and obligations under the Operative Agreements in accordance with the terms and provisions thereof and (y) not to remove the institution acting as Owner Trustee, and not to replace the institution acting as Owner Trustee in the event that such institution resigns as Owner Trustee, unless the Owner Participant shall have consulted in good faith with Lessee prior to such removal or replacement; provided, that no such consultation shall be required if a Lease Event of Default shall have occurred and be continuing.

                 (w)      [INTENTIONALLY RESERVED].

                 (x)      WITHHOLDING TAXES.        The Original Loan
Participant represents that it is exempt from United States withholding taxes, and covenants that, if required to obtain or renew such exemption, it will properly prepare and promptly furnish to each of the Owner Trustee, the Indenture Trustee and Lessee Internal Revenue Service Form 1001, Form 4224 (with respect to each tax year) or Form W-8, whichever is applicable. The Original Loan Participant represents, warrants and covenants that it will promptly notify the Owner Trustee, the Indenture Trustee and Lessee if it transfers any interest in its Series SWA 1996 Trust N620SW-I Certificate to any Person, other than pursuant to Section 17 or 18 hereof or Section 8.03(e)(ii) of the Indenture.

                 The Original Loan Participant shall indemnify (on an after-tax basis) and hold harmless the Indenture Trustee, the Owner Trustee, Lessee and the Owner Participant against any United States withholding taxes (and related interest and penalties) which the Indenture Trustee fails to withhold on payments to it as a result of its failure to provide the required certificate or form or the invalidity of any certificate or form provided by it pursuant to this Section 8(x) or as a result of any inaccuracy of the representations set forth in the immediately preceding paragraph. Any amount payable hereunder shall be paid within 30 days after receipt by the Original Loan Participant of a written demand therefor and shall include interest at the Overdue Rate from the date any withholding tax has been paid by such party until the date indemnified by the Original Loan Participant.

                 (y)      DISCHARGE OF TRUST INDENTURE.      The Owner
Participant agrees that, at Lessee's expense (including, without limitation, reasonable attorneys' fees and other out-of-pocket expenses of the Owner Trustee and Owner Participant), upon request of Lessee, the Owner Participant will negotiate promptly in good faith with respect to any arrangements pursuant to which the Trust





                        PARTICIPATION AGREEMENT [N620SW]

Indenture may be satisfied and discharged in respect of the Certificates in accordance with subsection (ii) or (iii) of Section 10.01(a) of the Trust Indenture, and the Owner Trustee agrees to act upon the instructions of the Owner Participant in connection therewith; provided, however, that the determination whether to so satisfy and discharge the Certificates shall be in the Owner Participant's sole discretion. The Owner Trustee agrees that it will not, and the Owner Participant agrees that during such time as a Lease Event of Default has not occurred it will not cause the Owner Trustee to, take any action to effect such satisfaction and discharge except upon the request of Lessee made pursuant to this Section 8(y).

                 (z)      PERMITTED INVESTMENTS.    The Owner Trustee agrees
that (i) so long as the Trust Indenture has not been duly discharged, any profit, income, interest, dividend or gain realized upon the maturity, sale or other disposition of any Permitted Investment made by the Indenture Trustee pursuant to Section 9.04 of the Trust Indenture, and paid to Lessee on behalf of the Owner Trustee by the Indenture Trustee in accordance with the terms of such Section 9.04, shall be entirely for the account of, and the sole property of, Lessee who, for such purposes, shall not be deemed to be acting as agent of the Owner Trustee, and Lessee shall have no obligation to pay over such profit, income, interest, dividend or gain to the Owner Trustee, (ii) any such profit, income, interest, dividend or gain not theretofore distributed shall, upon discharge of the Trust Indenture, be paid by the Indenture Trustee to Lessee, unless instructed by the Owner Participant to distribute such funds to the Owner Participant or the Owner Trustee to the extent the Owner Participant or the Owner Trustee is owed any amounts under the Operative Agreements that have not been paid when due, and (iii) except to the extent the Owner Trustee or Owner Participant is owed any amounts under the Operative Agreements by Lessee and such amounts are not paid when due, the Owner Participant may cause the Indenture Trustee to distribute and apply such profit, income, interest, dividend or gain realized upon the maturity, sale or other disposition of investment of funds pursuant to Section 22.1 of the Lease, in satisfaction or partial satisfaction of the amounts so due.

                 (aa) SPECIAL PURCHASE OPTION. If Lessee shall have elected both (i) to assume all of the rights and obligations of Lessor under the Trust Indenture in accordance with Section 7.03 of the Trust Indenture and (ii) to pay to Lessor the installments specified in the proviso to Section 18.2(c) of the Lease, then, as further conditions precedent to those specified in paragraphs (c) and (d) of Section 18.2 of the Lease to such assumption:

                          (1) the Indenture Trustee shall have received evidence reasonably satisfactory to it that the Trust Indenture, after giving effect to the transactions contemplated by
         Section 18.2(d) of the Lease, constitutes a first priority and perfected security interest in the Aircraft, which evidence shall include an opinion of the tenor contemplated by Section 7.03(h) of the Trust Indenture; and (2) the Indenture Trustee and the Owner Trustee shall execute and deliver an intercreditor agreement that covers the following matters:

                                       (x)         the Owner Trustee shall not,
                 notwithstanding any Lease Event of Default, exercise any remedy accorded to it pursuant to Section 15 of the Lease until the Trust Indenture shall have been discharged pursuant to Section 10.01 of the Trust Indenture;





                        PARTICIPATION AGREEMENT [N620SW]

                                       (y)         payment of the Supplemental
                 Rent under the Lease in respect of the installments specified in Section 18.2(c) of the Lease, and all other amounts owing to the Owner Trustee (other than Excluded Payments) (collectively, "Equity Payments"), shall be fully and unconditionally subordinated to the payment in full in cash of principal, interest, Break Amount or Premium, if any, and all other amounts owing to the Holders or the Indenture Trustee under or in respect of the Certificates or the Trust Indenture (collectively, "Debt Payments"), all pursuant to such terms of subordination as shall be effectively and substantively equivalent to the manner in which Debt Payments are paid or payable in priority to the Equity Payments, and such other customary terms of subordination as shall be reasonably required by the Indenture Trustee; and

                                       (z)         the Owner Trustee shall have
                 the substantive equivalent of the cure and buy-out rights specified in clauses (e)(i) and (e)(ii) of Section 8.03 of the Trust Indenture.

                 (bb)     TRANSFERS OF DEBT INTERESTS.      Except in
connection with any transfer pursuant to Section 17 or 18 hereof, or Section 8.03(e)(ii) of the Indenture, the Original Loan Participant covenants that it will not (i) transfer or (ii) grant participations in, its Certificate to any Person unless such Person represents, warrants and covenants in writing to the Original Loan Participant and, in the case of a transfer, to the Owner Participant and Lessee, (A) to the effect set forth in Section 8(x) hereof and
(B) further represents and warrants to the Original Loan Participant and, in the case of a transfer, to the Owner Participant and Lessee either that (a) no part of the funds used by it to acquire its Series SWA 1996 Trust N620SW-I Certificate or participation constitutes "plan assets" of any "employee benefit plan" within the meaning of ERISA or any "plan" within the meaning of Section 4975(e)(1) of the Code, or (b) its purchase or acquisition of such Series SWA 1996 Trust N620SW-I Certificate or participation will not result in a nonexempt prohibited transaction under Section 4975 of the Code or Section 406 of ERISA. Any such Person shall require any transferee of its interest to make the representations, warranties and covenants in the preceding sentence.

                 (cc)     [INTENTIONALLY RESERVED].

                 (dd)     [INTENTIONALLY RESERVED].

                 (ee) LESSEE AS PRICING AGENT FOR CERTIFICATE. The Owner Trustee hereby appoints Lessee as its agent to select the pricing provisions and related Interest Periods in respect of the Series SWA 1996 Trust N620SW-I Certificate, such appointment to be effective so long as no Lease Default or Lease Event of Default shall have occurred and be continuing.

                 SECTION 9.            PAYMENTS TO LESSEE OF TRUST INDENTURE
MONIES.          The Owner Participant hereby agrees to instruct the Owner
Trustee to promptly distribute any money received by it pursuant to Section
7.01 or 10.04 of the Trust Indenture to Lessee to the extent such amounts were paid by Lessee or on behalf of Lessee and the Owner Trustee or the Owner Participant is not owed any amounts under any of the Operative Agreements by Lessee (and if the Owner Trustee or Owner Participant is owed any such amount, the monies received under Section 7.01 or 10.04 of the Trust Indenture may be applied in satisfaction or partial satisfaction thereof). Lessee agrees to hold any





                        PARTICIPATION AGREEMENT [N620SW]
money received by it pursuant to the foregoing sentence in trust for the benefit of the Owner Participant and may, in its discretion, invest and reinvest all money so held by it in such Permitted Investments as Lessee deems appropriate. Lessee will apply such money to the payment of previously unclaimed payments with respect to the Certificates when and as claims for payment are made by the Holders of such Certificates. So long as no Lease Event of Default or Lease Default (of the type described in Section 14.1 or 14.5 of the Lease) shall have occurred and be continuing, as compensation for its services pursuant to this Section 9, Lessee shall be entitled to an annual fee from the Owner Participant in an amount to be agreed to at the time by Lessee and the Owner Participant but in no event shall such fee exceed at any time the amount of earnings on the monies so held in trust distributable at such time to the Owner Participant. Any net losses on such investment shall be for the account of Lessee. Any net earnings on such investment shall be distributed from time to time by Lessee to the Owner Participant after deducting therefrom any portion of such fee then due and unpaid. Upon the date required by applicable law dealing with unclaimed property, Lessee will distribute to the Owner Participant any amount held by it pursuant to this
Section 9 and not previously applied to the payment of the Certificates, after deducting therefrom any portion of such fee then due and unpaid.

                 SECTION 10. OTHER DOCUMENTS; AMENDMENT. Lessee acknowledges receipt of executed copies of the Trust Agreement and Trust Indenture and hereby consents in all respects to the execution and delivery of the Trust Agreement and Trust Indenture and to all the terms thereunder, including, without limitation, the assignment under the Trust Indenture of Lessor's rights under the Lease. Each of the Owner Participant and the Owner Trustee hereby (A) agrees with Lessee and the Indenture Trustee to comply with all of the terms of the Trust Agreement and, to the extent the same purports or is stated to bind the Owner Participant, the Trust Indenture (each as the same may hereafter be amended or supplemented from time to time in accordance with the terms thereof) applicable to it, to the extent such non-compliance would be adverse to such party; and (B) subject to Section 8(v), agrees with Lessee and the Indenture Trustee not to amend, supplement or otherwise modify any provision of the Trust Agreement in a manner adversely affecting such party without the prior written consent of such party. In addition, unless a Lease Default (of the type referred to in Section 14.1 or 14.5 of the Lease) or Lease Event of Default shall have occurred and be continuing and so long as the Lease has not been terminated, the Indenture Trustee and the Owner Trustee hereby agree for the benefit of Lessee that without the consent of Lessee they will not (and the Owner Participant agrees that it will not cause the Owner Trustee to) amend, supplement or otherwise modify any provision of the Trust Indenture in a manner adversely affecting Lessee. The Indenture Trustee and the Owner Trustee agree to promptly furnish to Lessee copies of any supplement, amendment, waiver or modification of any of the Operative Agreements to which Lessee is not a party. Each Holder agrees that it will not take any action in respect of the Trust Indenture Estate except through the Indenture Trustee pursuant to the Trust Indenture or as otherwise permitted by the Trust Indenture.

                 SECTION 11.           CERTAIN COVENANTS OF LESSEE.
Lessee covenants and agrees with the Participants, the Indenture Trustee and the Owner Trustee, in its capacity as such and in its individual capacity, as follows:

                 (a)      FURTHER ASSURANCES.      Lessee will cause to be
done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee or any Participant shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Agreements. Lessee, forthwith upon delivery of the Aircraft under





                        PARTICIPATION AGREEMENT [N620SW]
the Lease, shall cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name of the Owner Trustee, or shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for such registration (at the expense of Lessee, including, without limitation, reasonable attorneys' fees and expenses), and shall promptly furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to timely file any reports required to be filed by it as the lessor under the Lease or as the owner of the Aircraft with any governmental authority (including tax authorities), it being understood that Lessee shall not be required to comply with this covenant to the extent that FUNB's or the Owner Participant's failure to comply with its covenant in Section 8(b) with regard to its citizenship makes such compliance by Lessee impossible.

                 (b)      FILING AND RECORDING, ETC.        Lessee, at its
expense, will, at the request of any party hereto, take, or cause to be taken, such action with respect to the recording, filing, rerecording and refiling of the Trust Agreement, the Lease, all Lease Supplements, the Trust Indenture, all Trust Supplements and any financing statements or other instruments as are necessary to maintain, so long as the Trust Indenture or the Lease is in effect, the perfection of the security interests created by the Trust Indenture and any security interest that may be claimed to have been created by the Lease and the ownership interest of the Owner Trustee in the Aircraft. Lessee agrees, upon the request and at the sole expense of the Owner Participant, to take all reasonable acts requested by the Owner Participant in complying with its obligations under clause (A) or (B) of the second sentence of Section 8(b).

                 (c) FAA FILINGS. Upon the execution and delivery of the Lessee FAA Bill of Sale, the Lease Supplement and Trust Supplement covering the Aircraft, the Lease and the Trust Indenture shall be filed for recording with the FAA in the following order of priority: first, the Lessee FAA Bill of Sale; second, the FAA registration application; third, the Trust Indenture, with the Trust Agreement and the Trust Supplement covering the Aircraft attached; and fourth, the Lease, with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement covering the Aircraft attached. Lessee agrees to furnish the Participants and the Indenture Trustee with copies of the foregoing documents with recording data as promptly as practicable following the issuance of same by the FAA.

                 (d)      ANNUAL COMPLIANCE OPINIONS.       Lessee will furnish
to Owner Trustee and Indenture Trustee annually after the execution hereof (but not later than December 1 of each year), commencing with the year 1997, opinions of counsel for Lessee selected by Lessee and reasonably satisfactory to Owner Trustee and Indenture Trustee stating that, in the opinion of such counsel, either (a) such action has been taken (or specifying any action which must be taken) with respect to the recording, filing, rerecording and refiling of (i) the appropriate Operative Agreements and any supplements and amendments thereto, (ii) UCC financing statements, and (iii) such other filings or recordings as are necessary to maintain for the 15-month period succeeding the date of such opinion the perfection of Owner Trustee's and Indenture Trustee's title to and interest in the Aircraft and the Operative Agreements and the ownership interest of Owner Trustee in the Aircraft, reciting the details of such actions, or (b) no such action is necessary to maintain for the 15-month period succeeding the date of such opinion the perfection of such title and interest.





                        PARTICIPATION AGREEMENT [N620SW]

                 (e)      ENGINE PURCHASE AGREEMENT.        Lessee agrees to
furnish the Owner Trustee and the Indenture Trustee, promptly upon demand therefor, an agreement (the "Engine Purchase Agreement Assignment") assigning the rights of Lessee under the purchase agreement pursuant to which Lessee originally acquired the Engines (the "Engine Purchase Agreement") to the Owner Trustee (which rights are collaterally assigned to the Indenture Trustee), substantially in the form of the Purchase Agreement Assignment, and to use its best efforts to obtain from the Engine Manufacturer a consent and agreement in substantially the form of the Manufacturer's Consent.

                 (f)      MERGER.      Lessee will not consolidate with or
merge into any other corporation or convey, transfer or lease all or substantially all of its assets to any Person unless:

                          (i)          the corporation formed by such
         consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease all or substantially all of the assets of Lessee as an entirety, as the case may be (the "Successor") shall be (A) a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, (B) a "citizen of the United States" as defined in the Act, and (C) a United States certificated air carrier, such that Owner Trustee will have the benefit of Section 1110 of the United States Bankruptcy Code to the extent Owner Trustee had such benefit immediately prior to such consolidation or merger;

                          (ii) the Successor shall execute and deliver to the Owner Trustee, the Indenture Trustee and the Participants an agreement in form reasonably satisfactory to the Owner Trustee, the Indenture Trustee and each Participant containing an assumption by the Successor of the due and punctual performance and observance of each covenant and condition of the Operative Agreements to be performed or observed by Lessee;

                          (iii) immediately after giving effect to such transaction and as a result of giving effect to such transaction, no Lease Default or Lease Event of Default shall have occurred and be continuing;

                          (iv) Lessee shall have delivered to the Owner Trustee, the Indenture Trustee and each Participant an Officer's Certificate and an opinion of counsel to the Successor reasonably satisfactory to the Owner Trustee, the Indenture Trustee and each Participant, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in subparagraph (ii) above comply with this Section 11(f) (except that such opinion need not refer to subparagraph (iii) above), that the agreements entered into to effect such consolidation, merger, conveyance, transfer or lease and such assumption agreement are legal, valid and binding obligations of the Successor, enforceable against the Successor in accordance with their respective terms (subject to applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and to general principles of equity), and that all conditions precedent herein provided for relating to such transaction have been complied with; and

                          (v) the Successor shall make such filings and recordings with the FAA pursuant to the Act, as shall be necessary or desirable to evidence such consolidation, merger, conveyance, transfer or lease with or to such Successor.





                        PARTICIPATION AGREEMENT [N620SW]

                 Upon any such consolidation, merger, conveyance, transfer or lease, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under the applicable Operative Agreements with the same effect as if the Successor had been named as Lessee therein. No such conveyance, transfer or lease of all or substantially all of the assets of Lessee as an entirety shall have the effect of releasing Lessee or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section 11(f) from its liability in respect of any Operative Agreement to which it is a party. Nothing contained herein shall permit any lease, sublease or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of the Lease (or any assignment by Lessee of its rights under the Lease, except in connection with a transaction in compliance with the express provisions of this Section 11(f)).

                 (g)      CORPORATE EXISTENCE.     Except as permitted by
Section 11(f) hereof, Lessee shall at all times maintain its corporate existence. Lessee covenants and agrees that it will at all times be a "citizen of the United States" within the meaning of the Act.

                 (h)      CERTIFICATE SCHEDULE.     Lessee will provide on
behalf of the Owner Trustee the amortization schedule for the Certificate to be issued to the Original Loan Participant at least two days before the Delivery Date.

                 (i)      NO CERTIFICATE OWNERSHIP.         Lessee agrees that
it will not, at any time, hold any Certificates.

                 SECTION 12.           OWNERSHIP OF AIRCRAFT.       It is
hereby agreed among Lessee, the Owner Participant and the Owner Trustee that for all purposes the Owner Trustee will be the owner of the Aircraft (except that the Owner Participant will be the owner for income tax purposes and except under the circumstances contemplated by the proviso to Section 18.2(d) of the Lease) and Lessee will be the lessee thereof, and each party hereto agrees to characterize the Lease as a lease for income tax purposes and all other relevant purposes (subject to the election referred to above).

                 SECTION 13.           NOTICES; CONSENT TO JURISDICTION.
(a) Except as otherwise provided in this Agreement respecting telephone notices, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by prepaid telex, TWX or telegram (with messenger delivery specified in the case of a telegram), or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or, if given by certified mail, three (3) Business Days after being deposited in the mails, in accordance with the provisions of this Section 13(a). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 13(a), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) as follows:
(A) if to Lessee, the Owner Trustee, the Original Loan Participant, the Indenture Trustee or the Owner Participant, to the respective addresses set forth on Schedule I hereto (and in the case of Owner Trustee a copy shall be sent to the Owner Participant) or (B) if to a subsequent Owner Participant, addressed to such subsequent Owner Participant at such address as such subsequent Owner Participant shall have furnished by notice to the parties hereto or (C) if to any subsequent Holder,





                        PARTICIPATION AGREEMENT [N620SW]
addressed to such Holder at its address set forth in the Register maintained pursuant to Section 2.03 of the Trust Indenture.

                 (b) Each party to this Agreement (individually a "Party" and collectively "Parties") irrevocably agrees that any legal suit, action or proceeding brought by any other Party, which arises solely out of or relates solely to the Operative Agreements or any of the transactions contemplated hereby or thereby or any document referred to herein or therein, may be instituted in the competent courts of the State of New York in New York County or the United States District Court for the Southern District of New York and that they, to the maximum extent permitted by law, hereby waive the right to trial by jury in any such proceeding; provided, however, that the foregoing provisions shall not apply to third party tort claims (but shall apply to an indemnity claim with respect to such tort claim) and that the foregoing shall not apply to any right a party may have to seek removal of such legal suit, action or proceeding to federal court or to seek consolidation of any separate legal suits, actions or proceedings brought by any one or more of the other parties in the same or different jurisdictions. The agreement set forth in this Section 13(b) is given solely for the benefit of the Parties, and such agreement is not intended to and shall not (i) confer exclusive jurisdiction on any court or (ii) inure to the benefit of any other Person.

                 SECTION 14.           CHANGE OF SITUS OF OWNER TRUST.
The Owner Participant agrees that if, at any time, the Trust Estate becomes subject to any Taxes for which it is indemnified pursuant to Section 7(b) hereof and if, as a consequence thereof, Lessee should request that the situs of the trust be moved to another state in the United States from the state in which it is then located, the situs of the trust may be moved and the Owner Participant will take whatever action may be reasonably necessary to accomplish such removal; provided, that (A) Lessee shall provide such additional tax indemnification as the Owner Participant may reasonably request, (B) the rights and obligations under the Operative Agreements of the Owner Participant shall not be adversely altered as a result of the taking of such action, or the Owner Participant shall be indemnified by Lessee to its reasonable satisfaction for any such alteration, (C) the lien of the Trust Indenture on the Trust Indenture Estate shall not be adversely affected by such action, and Lessee shall execute and deliver such documents as may be requested by the Indenture Trustee to continue the perfection and priority of the lien on the Trust Indenture Estate,
(D) the Owner Participant shall have received an opinion or opinions of counsel (reasonably satisfactory to the Owner Participant) in scope, form and substance reasonably satisfactory to the Owner Participant to the effect that (I) the trust, as thus removed, shall remain a validly established trust and the Trust Agreement and other Operative Agreements shall remain valid, binding and enforceable in accordance with their terms, (II) any amendments to the Trust Agreement necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the legal, valid and binding obligations of such parties, enforceable in accordance with their terms, (III) such removal will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify the Owner Participant, the Owner Trustee or the Trust Estate pursuant to Section 7(b) hereof (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), (IV) such removal will not result in any Loss of MACRS Deductions, Transaction Expense Deductions, Interest Deductions or an Inclusion (as defined in the Tax Indemnity Agreement) with respect to which Lessee is not required to indemnify the Owner Participant pursuant to Section 6 of the Tax Indemnity Agreement (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), and (V) covering such other matters as the Owner Participant may reasonably request, (E) if





                        PARTICIPATION AGREEMENT [N620SW]
such removal involves the replacement of the Owner Trustee, the Owner Participant shall have received an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to the Owner Participant covering the matters addressed by the opinion delivered pursuant to Section 4(a)(xii) hereof, and (F) Lessee shall indemnify and hold harmless the Owner Participant on a net after-tax basis against any and all reasonable and actual costs and expenses including attorneys' fees and disbursements, registration, recording or filing fees incurred by the Owner Trustee or Owner Participant, in connection with such change of situs.

                 SECTION 15.           MISCELLANEOUS.

                 (a) CONSENTS UNDER LEASE AND TRUST INDENTURE. Each of the Owner Participant and each Holder covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee, as Lessor, or the Indenture Trustee under the terms of the Lease, which by its terms is not to be unreasonably withheld by the Owner Trustee, as Lessor, or by the Indenture Trustee. Each Holder covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Indenture Trustee under the terms hereof or in the Trust Indenture, which by its terms is not to be unreasonably withheld by the Indenture Trustee.

                 (b)      SURVIVAL.    The representations, warranties,
indemnities and agreements of Lessee, the Owner Trustee, the Indenture Trustee, the Owner Participant and the Original Loan Participant provided for in this Agreement, and Lessee's, the Owner Trustee's, the Indenture Trustee's, the Original Loan Participant's and the Owner Participant's obligations under any and all thereof, shall survive the making available of the respective Commitments by the Participants, the delivery or return of the Aircraft, the transfer of any interest of the Owner Participant in the Trust Estate or the Aircraft or any Engine or the transfer of any interest by any Holder in any Certificate or the Trust Indenture Estate and the expiration or other termination of this Agreement or any other Operative Agreement, except as otherwise expressly provided herein or therein.

                 (c)      COUNTERPARTS; WAIVERS; GOVERNING LAW.     This
Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to Lessee, the Indenture Trustee and the Owner Trustee. The terms of this Agreement shall be binding upon, and inure to the benefit of and shall be enforceable by, Lessee, the Participants, the Indenture Trustee and the Owner Trustee. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

                 (d)      NO RECOURSE AGAINST OWNER TRUSTEE.         The
parties hereto agree that all of the statements, representations, covenants and agreements made by the Owner Trustee (when made in such capacity) contained in this Agreement and any agreement referred to herein other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding





                        PARTICIPATION AGREEMENT [N620SW]
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the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Agreement or such other agreements to the contrary notwithstanding (except for any express provisions that the Owner Trustee is responsible for or is acting in or making representations or agreements in its individual capacity), no recourse shall be had with respect to this Agreement or such other agreements against the Owner Trustee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; provided, however, that this Section 15(d) shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or grossly negligent conduct; and provided, further, that nothing contained in this Section 15(d) shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this Section 15(d) shall survive the termination of this Agreement and the other Operative Agreements.

                 (e)      DUTIES LIMITED.   No Participant shall have any
obligation or duty to Lessee, to any other Participant or to others with respect to the transactions contemplated hereby except those obligations or duties of such Participant expressly set forth in this Agreement and the other Operative Agreements and no Participant shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever (except as provided in Section 7(d) hereof) shall any Participant be liable to Lessee, nor shall any Participant be liable to any other Participant, for any action or inaction on the part of the Indenture Trustee or the Owner Trustee in connection with the transactions contemplated herein, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Indenture Trustee or the Owner Trustee.

                 (f)      BINDING ON PARTIES AND SUCCESSORS.        This
Agreement shall be binding upon and shall inure to the benefit of and shall be enforceable against, the parties hereto and their respective successors and permitted assigns including each successive holder of the Owner Participant's interest and each successive holder of any Certificate issued and delivered pursuant to this Agreement or the Trust Indenture whether or not an express assignment to such holder of rights and obligations under this Agreement has been made.

                 (g)      ENFORCEABILITY REPRESENTATIONS.    Every
representation or warranty contained herein as to the enforceability of any Operative Agreement shall be deemed to be made subject to the effects of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and of general principles of equity.

                 (h)      QUIET ENJOYMENT.          So long as no Lease Event
of Default shall have occurred and be continuing during the Term, none of the Participants, the Indenture Trustee or the Owner Trustee will, through its own actions or breaches of any of its obligations under the Operative Agreements, interfere in the quiet enjoyment of the Aircraft by Lessee or any Permitted Sublessee.

                 (i)      COPIES.      Lessee shall furnish to the Indenture
Trustee copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trustee under the Lease, to the extent that the same shall not have been furnished directly to the Indenture Trustee pursuant to the Lease.





                        PARTICIPATION AGREEMENT [N620SW]
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
                 SECTION 16. TRANSACTION COSTS; INVOICES AND PAYMENT OF EXPENSES. (a) The parties hereto agree that the term "Transaction Costs" shall mean (i) with respect to the closing on the Delivery Date and the subsequent placement of the permanent debt pursuant to Section 17 or 18 hereof, the reasonable and actual fees, expenses and disbursements of (1) Potter Anderson & Corroon, special counsel for the Indenture Trustee, (2) Moore & Van Allen, PLLC, counsel for the Owner Trustee, (3) Daugherty, Fowler & Peregrin, special counsel in Oklahoma City, Oklahoma, (4) Shearman & Sterling, special counsel for the Original Loan Participant and for the underwriters in a potential refinancing transaction pursuant to Section 18 hereof, to the extent not paid by the underwriters, and (5) Vinson & Elkins L.L.P., special counsel for Lessee, but only to the extent of their expenses and disbursements, (ii) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements, (iii) the initial fee and initial reasonable and actual disbursements of the Owner Trustee under the Trust Agreement, (iv) the initial fee and initial reasonable and actual disbursements of the Indenture Trustee under the Trust Indenture, (v) the fee and expenses of Aero Economics, Inc. (or of such other appraiser as shall be acceptable to Lessee and the Owner Participant) with respect to the appraisal of the Aircraft required on or before the Delivery Date pursuant to Section 4(a) hereof, (vi) the advisory fees and expenses of Babcock & Brown Financial Corporation, (vii) the reasonable out-of-pocket disbursements, costs and expenses of the Original Loan Participant relating to the transactions contemplated hereby, (viii) the reasonable out-of-pocket expenses of the Owner Participant relating to the transactions contemplated hereby, excluding the fees and expenses of Owner Participant's counsel, (ix) the initial fee, if any, of the Original Loan Participant, (x) the placement or underwriting fees, commissions and expenses, if any, in placing the permanent debt pursuant to
Section 18 hereof and all costs and expenses associated with a public offering, if any, pursuant thereto, and (xi) printing and distribution costs.

                 (b) Each of the Owner Trustee, the Indenture Trustee, Lessee and the Participants shall promptly submit to the Owner Participant copies of invoices of the Transaction Costs as they are received. Lessee shall also be provided with a copy of any bill for legal expenses, with an opportunity to review and approve it (such approval not to be unreasonably withheld or delayed). The Owner Participant agrees to pay such amounts directly or to transfer to the Owner Trustee from time to time promptly upon receipt of invoices of Transaction Costs such amount as shall be necessary in order to enable the Owner Trustee to pay such Transaction Costs. To the extent of funds received by it, the Owner Trustee agrees to pay all invoices of Transaction Costs that have been so approved promptly upon receipt thereof. Notwithstanding the foregoing, Lessee, (x) at its option, may pay directly any Transaction Costs in excess of (i) 0.327156% of Lessor's Cost incurred in connection with the closing of this transaction on the Delivery Date and (ii) 0.641933% of Lessor's Cost incurred in connection with the refinancing or refunding of the Certificates pursuant to Section 18, (y) shall pay the fees of its special counsel and, (z) in the event that the transactions contemplated hereby shall not be consummated, Lessee shall pay all Transaction Costs, plus the fees and expenses of Owner Participant's counsel, except that the fees and expenses referred to in clause (a) (viii) above, and the fees, expenses and disbursements of the Owner Participant's counsel, shall be borne by the Owner Participant if such failure to consummate the transactions results from the failure of the Owner Participant to close after all conditions precedent to the Owner Participant's funding (other than those conditions within the control of the Owner Participant) of its Commitment set forth herein have been satisfied. In any and all events, Lessee agrees to pay on a net after-tax basis the reasonable out-of-pocket costs and expenses (including counsel fees) of each Indemnified Party incurred in connection with the entering into or giving or withholding of any future waiver, modification, supplement,





                        PARTICIPATION AGREEMENT [N620SW]
                                      -47-
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consent, amendment or other action with respect to any Operative Agreement which (a) is requested by Lessee, (b) results from any adjustment pursuant to
Section 3.7 of the Lease, or (c) is necessary to effectuate the intent of any Operative Agreement. In addition, upon such failure to consummate, Lessee shall pay the Original Loan Participant any applicable Break Amount.

                 SECTION 17.           OPTIONAL REDEMPTION OF CERTIFICATES.
(a) Subject to paragraph (d) below, in the event that Lessee shall have given written notice to the Owner Trustee, the Indenture Trustee and the Owner Participant requesting that there be effected a voluntary redemption of the Outstanding Certificates by the Owner Trustee as part of a refunding or refinancing transaction, the Owner Participant agrees to negotiate promptly in good faith to conclude an agreement with Lessee as to the terms of such refunding or refinancing transaction (including the terms of any debt to be issued in connection with such refunding or refinancing transaction and the documentation to be executed in connection therewith), and if after such good faith negotiation Lessee and the Owner Participant shall have concluded an agreement with respect to such terms:

                          (1) within ten (10) Business Days after the reaching of such agreement, the Owner Participant will deliver to Lessee a certificate of an authorized representative of the Owner Participant (the "Refinancing Certificate") setting forth (i) the proposed date on which the Outstanding Certificates will be redeemed, describing the new debt to be issued and the other aspects of such refunding or refinancing transaction to be consummated (such date, the "Refinancing Date", which date shall be determined so as to comply with Section 6.03(a) of the Trust Indenture) and (ii) the following information: (A) subject to the limitations set forth in this Section 17, the proposed adjusted ratio of debt evidenced by the Certificates to the Owner Participant's investment in the beneficial ownership of the Aircraft (such ratio, the "Debt/Equity Ratio"), (B) the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date, and (C) the proposed revised debt amortization and schedules of Basic Rent, Stipulated Loss Value percentages and Termination Value percentages and the revised Special Purchase Price (including any installments thereof). The Refinancing Certificate shall not provide for a Debt/Equity ratio of more than 4:1. Within ten (10) Business Days of its receipt of the Refinancing Certificate, Lessee may demand a verification of the information set forth in the Refinancing Certificate in the manner described in Section 3.7 of the Lease. Upon the acceptance by Lessee of the accuracy of the information set forth in the Refinancing Certificate or the determination of such information pursuant to such verification procedures (such information, the "Refinancing Information") the appropriate parties will take the actions specified in subparagraphs (2) through (6) below;

                          (2) the appropriate parties will enter into a financing or loan agreement in form and substance reasonably satisfactory to the Owner Participant, the Owner Trustee and Lessee (which may involve an underwriting agreement in connection with a public offering of such debt or the purchase of such debt by a publicly funded entity (or entities) or the sale of the Owner Trustee's interest in the Trust Estate and/or the Aircraft and its simultaneous resale to the Owner Trustee) with the institution or institutions to be named therein (A) providing for (i) the issuance and sale by the Owner Trustee to such institution or institutions on the Refinancing Date of debt securities in an aggregate principal amount specified in the Refinancing Information, which amount shall be at least equal to the aggregate principal amount of all Certificates Outstanding on the Refinancing Date (such debt securities, the "New





                        PARTICIPATION AGREEMENT [N620SW]

         Debt"), (ii) the application of the proceeds of the sale of the New Debt to the redemption of all such Certificates on the Refinancing Date and the payment of any other amounts payable to the Holders under the Operative Agreements on the Refinancing Date, and (iii) the payment of the excess, if any, of such proceeds over the amount necessary to effect such redemption to the Owner Trustee for payment to the Owner Participant and (B) pursuant to which the parties to the refinancing transaction (including the Owner Participant and Lessee but excluding any public holders of debt) make such representations, warranties and covenants as the Owner Participant or Lessee may reasonably require;

                          (3) Lessee and the Owner Trustee will amend the Lease to provide that (i) Basic Rent payable in respect of the period from and after the Refinancing Date shall be as provided in the Refinancing Information, (ii) amounts payable in respect of Stipulated Loss Value and Termination Value from and after the Refinancing Date shall be as provided in the Refinancing Information, and (iii) in the event that the Series SWA 1996 Trust N620SW Certificates shall have been publicly issued, the early termination notice revocation and payment provisions shall be modified to comport with the applicable notice and payment requirements of The Depository Trust Company or any other depository;

                          (4) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the New Debt in like manner as the Certificates and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such security;

                          (5) unless otherwise agreed to or required by the Owner Participant to be paid as a Transaction Cost and whether or not such refunding or refinancing transaction is consummated, Lessee shall pay on a net after-tax basis all of the reasonable out-of-pocket expenses of all parties to such refunding or refinancing, including, without limitation, the reasonable fees and expenses of such parties' counsel (including allocated costs of the Original Loan Participant's in-house counsel) and any related loan or commitment fees;

                          (6) subject to compliance by the Owner Trustee with all applicable terms and conditions for voluntary redemption under the Trust Indenture and this Agreement, each Holder of a Certificate being refinanced or refunded will transfer on the applicable Redemption Date to the Owner Trustee each Certificate held by it immediately prior to such refunding or refinancing for cancellation (and the Owner Trustee shall cancel the same), against simultaneous receipt by such Holder of payment for the then outstanding principal amount of such Certificate, accrued and unpaid interest thereon, Premium, if any, plus in the case of the Series SWA 1996 Trust N620SW-I Certificates, Break Amount, if any, together with payment in full of all other amounts then payable to such Holder and the Indenture Trustee hereunder or under the Trust Indenture; and

                          (7) the Owner Participant's obligations under this Section 17(a) may be discharged by the appointment of an investment banker satisfactory to Lessee.

                 (b) In the case of a refunding or refinancing involving a public offering of the New Debt, the Owner Participant shall have the right (but not the obligation) to review and approve (which





                        PARTICIPATION AGREEMENT [N620SW]
approval shall not be unreasonably withheld) any registration statement filed with the SEC to be employed in connection therewith. Any public offering of the New Debt shall not, except as required by Lessee, contain any restrictions on the sale to Holders who may use ERISA funding sources. It is expressly understood that the Owner Participant shall have no obligation hereunder to consent to such public refunding or refinancing if, in its good faith judgment, such refunding or refinancing increases its or any of its Affiliates' exposure to (i) liabilities under federal or state securities laws, (ii) regulation under state or federal securities laws, (iii) the need to disclose publicly information that is not generally available to the public, or (iv) being adversely affected in its ability to engage in any other financing transaction, in each case to a level unacceptable to it in its reasonable, good faith judgment. Any trustee of public debt shall be (i) Wilmington Trust Company or
(ii) a bank or trust company in the United States and having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of trustee upon reasonable or customary terms.

                 (c) Lessee shall give the Indenture Trustee at least thirty (30) days' irrevocable written notice of the proposed date of the optional refunding or refinancing.

                 (d) Anything in this Section 17 to the contrary notwithstanding, (i) all agreements and instruments to be executed and delivered by the Owner Participant or the Owner Trustee under this Section 17 shall be reasonably satisfactory in form and substance to the Owner Participant, (ii) neither Owner Participant nor the Owner Trustee shall be required to execute and deliver any such agreement or instrument or to make any other arrangements which in its opinion would result in any unreimbursed increased costs or liability, including any adverse tax consequences or risk thereof (unless indemnified against to its reasonable satisfaction) or would result in any other material detriment or disadvantage to it, and (iii) the Owner Participant shall have no obligation to make any additional investment in connection with any such refinancing.

                 (e) Without the consent of the Owner Participant, there shall be no more than two optional refundings or refinancings under this
Section 17.

                 (f) Any refunding or refinancing pursuant to this Section 17 shall be of all Certificates then Outstanding and shall be effected in accordance with Section 6.03(a) of the Trust Indenture.

                 (g) When calculating any of the information required to be set forth in a Refinancing Certificate, the Owner Participant shall make such calculations in a manner which (A) maintains its Net Economic Return, (B) minimizes the Net Present Value of Rents to the extent possible consistent with clause (A), (C) is consistent with Rev. Proc. 75-21 and Rev. Proc. 75-28 (or any successor thereto) and would not cause the Lease to constitute a "disqualified leaseback or long term agreement" within the meaning of Section 467 of the Code (or any successor thereto), and (D) uses the same methodology and assumptions used by the Owner Participant in determining Basic Rent, Stipulated Loss Values, Termination Values and Special Purchase Price on the Delivery Date (except to the extent such assumptions have been altered since the Delivery Date in connection with an adjustment to Rent pursuant to Section
3.7 of the Lease).





                        PARTICIPATION AGREEMENT [N620SW]

                 (h) No refinancing or refunding pursuant to this Section 17 shall be permitted during the continuance of a Lease Default or a Lease Event of Default.

                 SECTION 18.           INTERIM DEBT.        (a)  The parties
hereto acknowledge and agree that each Series SWA 1996 Trust N620SW-I Certificate originally issued to the Original Loan Participant on the Delivery Date represents interim debt financing and that it is intended that the Series SWA 1996 Trust N620SW-I Certificates be refinanced by Series SWA 1996 Trust N620SW Certificates issued to new Holders. In connection therewith, in the event that Lessee shall have given written notice to the Owner Trustee, the Indenture Trustee, the Owner Participant and the Original Loan Participant that Lessee is requesting a voluntary redemption of the Series SWA 1996 Trust N620SW-I Certificates (in compliance with the provisions of Articles 6 and 15 of the Trust Indenture) by the Owner Trustee as part of a refunding or refinancing transaction, the Owner Participant agrees to negotiate promptly in good faith with Lessee in connection therewith (including the terms of any debt to be issued in connection with such refunding or refinancing transaction, the documentation to be executed in connection therewith and with respect to such amendments to the Operative Agreements as may be necessary in order to facilitate such permanent debt financing), and if after such good faith negotiation Lessee and the Owner Participant shall have concluded an agreement with respect to such terms:

                          (1) within five (5) Business Days after the reaching of such agreement, the Owner Participant will deliver to Lessee a certificate of an authorized representative of the Owner Participant (the "Section 18 Refinancing Certificate") setting forth
         (i) the proposed date on which the Outstanding Series SWA 1996 Trust N620SW-I Certificates will be redeemed, describing the new debt to be issued and the other aspects of such refunding or refinancing transaction to be consummated (such date, to be determined so as to comply with Section 6.03(a) or 6.03(b) of the Trust Indenture (as appropriate), the "Section 18 Refinancing Date") and (ii) the following information: (A) the principal amount of debt to be issued by the Owner Trustee on the Section 18 Refinancing Date (which may include interest accrued to the Section 18 Refinancing Date on the Outstanding Series SWA 1996 Trust N620SW-I Certificate), (B) and, if such amount is less than the principal amount of the Outstanding Series SWA 1996 Trust N620SW-I Certificates, then the amount of any additional contribution to the Trust Estate to be made by the Owner Participant on the Section 18 Refinancing Date and (C) the proposed revised debt amortization and schedules of Basic Rent, Stipulated Loss Value percentages and Termination Value percentages and the revised Special Purchase Price (including any installments thereof). The principal amount of debt to be issued by the Owner Trustee on the
         Section 18 Refinancing Date shall not equal more than 80.00% of Lessor's Cost. Within five (5) Business Days of its receipt of the
         Section 18 Refinancing Certificate, Lessee may demand a verification of the information set forth in the Section 18 Refinancing Certificate in the manner described in Section 3.7 of the Lease. Upon the acceptance by Lessee of the accuracy of the information set forth in the Section 18 Refinancing Certificate or the determination of such information pursuant to such verification procedures (such information, the "Section 18 Refinancing Information") the appropriate parties will take the actions specified in paragraphs (2) through (10) below;

                          (2) the appropriate parties will enter into a financing or loan agreement in form and substance reasonably satisfactory to Lessee, the Owner Participant and the Owner





                        PARTICIPATION AGREEMENT [N620SW]
                                      -51-
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         Trustee (which, subject to subsection (d) below, may involve an underwriting agreement in connection with a public offering of such debt or the purchase of such debt by a publicly funded entity (or entities)) with the institution or institutions to be named therein
         (A) providing for (i) the issuance and sale by the Owner Trustee to such institution or institutions on the Section 18 Refinancing Date of Series SWA 1996 Trust N620SW Certificates in an aggregate principal amount specified in the Section 18 Refinancing Information (such debt securities, the "Section 18 New Debt"), (ii) the application of the proceeds of the sale of the Section 18 New Debt, plus any additional contribution to the Trust Estate, to the redemption of the Series SWA 1996 Trust N620SW-I Certificates Outstanding on the Section 18 Refinancing Date and the payment of any other amounts payable to the Holders under the Operative Agreements on the Section 18 Refinancing Date, all in accordance with Section 6.03(b) of the Trust Indenture, and (iii) the payment of the excess, if any, of such proceeds over the amount necessary to effect such redemption to the Owner Trustee for payment to the Owner Participant and (B) pursuant to which the parties to the refinancing transaction (including the Owner Participant and Lessee but excluding any public holders of debt (other than any representations, warranties and covenants deemed made by such Holders by virtue of their accepting any Certificate issued to them)) make such representations, warranties and covenants as the Owner Participant or Lessee may reasonably require;

                          (3) Lessee and the Owner Trustee will amend the Lease to provide that (i) Basic Rent payable in respect of the period from and after the Section 18 Refinancing Date shall be as provided in the Section 18 Refinancing Information (and shall take into account any variation of the sum of any interest payment made pursuant to paragraph (5) of this Section 18(a)), (ii) amounts payable in respect of Stipulated Loss Value, Termination Value and Special Purchase Price from and after the Section 18 Refinancing Date shall be as provided in the Section 18 Refinancing Information, and (iii) in the event that the Series SWA 1996 Trust N620SW Certificates shall have been publicly issued, the early termination notice revocation and payment provisions shall be modified to comport with the applicable notice and payment requirements of The Depository Trust Company or any other depository;

                          (4) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the Section 18 New Debt in like manner as the Series SWA 1996 Trust N620SW-I Certificates and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such security;

                          (5) Lessee on behalf of the Owner Trustee shall pay or cause to be paid to the Original Loan Participant as Supplemental Rent the Break Amount, if any (as indemnification for the loss resulting from such refunding or refinancing), and all accrued and unpaid interest on the Certificates (in each case, without duplication of other amounts, if any, payable pursuant to any other provision of the Operative Agreements);

                          (6) except as provided in paragraph (5) above, the Owner Trustee shall pay all of the costs of any such refunding or refinancing so consummated, such costs shall be considered as Transaction Costs and paid in accordance with and subject to the limitations of Section 16 above and such Transaction Costs shall be appropriately considered in calculating





                        PARTICIPATION AGREEMENT [N620SW]
         the proposed revised debt amortization and schedules of Basic Rent, Stipulated Loss Value percentages and Termination Value percentages;

                          (7) each Holder of the Series SWA 1996 Trust N620SW-I Certificates will deliver to the Owner Trustee the Series SWA 1996 Trust N620SW-I Certificate held by it immediately prior to such refunding or refinancing for cancellation (and the Owner Trustee shall cancel the same), against simultaneous receipt by such Holder of payment of the then outstanding principal amount of such Series SWA 1996 Trust N620SW-I Certificate, accrued and unpaid interest thereon plus Break Amount, if any, together with payment in full of all other amounts then payable to such Holder hereunder or under the Series SWA 1996 Trust N620SW-I Certificates or the Trust Indenture;

                          (8) the appropriate parties will amend such of the Operative Agreements in such respects as shall be necessary to reflect any amendments agreed upon by the parties thereto; provided, that (i) all agreements and instruments to be executed and delivered by the Owner Participant or the Owner Trustee under this Section 18 shall be reasonably satisfactory in form and substance to the Owner Participant, (ii) neither Owner Participant nor the Owner Trustee shall be required to execute and deliver any such agreement or instrument or to make any other arrangements which in its opinion would result in any unreimbursed increased costs or liability, including any adverse tax consequences or risk thereof (unless indemnified against to its reasonable satisfaction) or would result in any other material detriment or disadvantage to it, and (iii) the Owner Participant shall have no obligation to make any additional investment in connection with any such refinancing;

                          (9) the appropriate parties will execute and deliver appropriate closing documents, execute and deliver appropriate closing certificates and deliver appropriate opinions of counsel;

                          (10) the Owner Participant shall not be obligated to proceed with any refinancing under this Section 18 if, in its opinion, there is a risk that such refinancing would result in any unindemnified adverse consequences (including tax consequences); provided, however, that the Owner Participant will be obligated to proceed with such refinancing if Lessee agrees to indemnify the Owner Participant for such unindemnified adverse consequences (any such indemnity to be satisfactory to the Owner Participant). Notwithstanding the foregoing, the Owner Participant shall not be obligated to proceed with any refinancing under this Section 18 unless
         (i) the Lessee requires in the case of a private refinancing, each Holder to represent to the Lessee that it is not using ERISA funding sources, or that an exemption is available with respect to its purchase and holding of the debt, or (ii) in the case of a public refinancing, an exemption with respect to pass through certificates (such as Prohibited Transaction Exemption 89-89 or 90-24 or any other comparable exemption) is available; and

                          (11) the Owner Participant's obligations under this Section 18(a) may be discharged by the appointment of an investment banker satisfactory to Lessee.





                        PARTICIPATION AGREEMENT [N620SW]

                 (b) Only one optional refinancing or refunding pursuant to this Section 18 shall be permitted during the Term and such refinancing shall occur on or prior to the second anniversary of the Delivery Date.

                 (c) Any refinancing or refunding pursuant to this Section 18 shall be of all Series SWA 1996 Trust N620SW-I Certificates then Outstanding.

                 (d) Any public refinancing pursuant to this Section 18 shall comply with all the restrictions, limitations and conditions applicable in the case of a public refinancing pursuant to Section 17(b) hereof.

                 (e) No refunding or refinancing pursuant to this Section 18 shall be permitted during the continuance of a Lease Default (of the type described in Section 14.1 or 14.5 of the Lease) or a Lease Event of Default.

                 (f) When calculating any of the information required to be set forth in a Section 18 Refinancing Certificate, the Owner Participant shall make such calculations in a manner which (A) maintains its Net Economic Return, (B) minimizes the Net Present Value of Rents to the extent possible consistent with clause (A), (C) is consistent with Rev. Proc. 75-21 and Rev. Proc. 75-28 (or any successor thereto) and would not cause the Lease to constitute a "disqualified leaseback or long term agreement" within the meaning of Section 467 of the Code (or any successor thereto), and (D) uses the same methodology and assumptions used by the Owner Participant in determining Basic Rent, Stipulated Loss Values, Termination Values and Special Purchase Price on the Delivery Date (except to the extent such assumptions have been altered since the Delivery Date in connection with an adjustment to Rent pursuant to
Section 3.7 of the Lease).

                 SECTION 19.           SECTION 1110 COMPLIANCE.     The
Participants and Lessee agree that the transactions contemplated by this Agreement and the other Operative Agreements are intended to be, shall be and should be construed so as to be, entitled to the full benefits of 11 U.S.C.
Section 1110.





                        PARTICIPATION AGREEMENT [N620SW]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       SOUTHWEST AIRLINES CO.,
                                       Lessee


                                       By:    /s/ John D. Owen
                                             -----------------------------------
                                             Treasurer


                                       CHRYSLER FINANCIAL CORPORATION,
                                       Owner Participant


                                       By:    [SIGNATURE ILLEGIBLE]
                                             -----------------------------------
                                             Assistant Secretary


                                       ROYAL BANK OF CANADA,
                                       acting through its New York Branch
                                       Original Loan Participant


                                       By:    /s/ Brian Bolotin
                                             -----------------------------------
                                             Associate


                                       FIRST UNION NATIONAL BANK OF NORTH
                                       CAROLINA, in its individual capacity only as expressly provided herein and otherwise solely as Owner Trustee,


                                       By:    /s/ Pablo de la Canal
                                             -----------------------------------
                                             Corporate Trust Officer


                                       WILMINGTON TRUST COMPANY, not in its
                                       individual capacity, except as otherwise expressly provided herein, but solely as Indenture Trustee


                                       By:    /s/ David A. Vanaskey, Jr.
                                             -----------------------------------
                                             Senior Financial Services Officer

                        PARTICIPATION AGREEMENT [N620SW]

                                   SCHEDULE I
                              Names and Addresses

                 Lessee:                                               Owner Trustee:
                 ------                                                -------------
                 Southwest Airlines Co.                                First Union National Bank of North Carolina
                 2702 Love Field Drive                                 230 South Tryon Street, 9th Floor
                 P.O. Box 36611                                        Charlotte, NC 28288-1179
                 Dallas, Texas  75235-1611                             Attn:  Bond Administration
                 Attn:  Treasurer                                      Telecopy:  (704) 383-7316
                 Telecopy:  (214) 792-4022                             Payment Instructions:
                 Payment Instructions:                                 First Union National Bank of North Carolina
                 Southwest Airlines Co.                                230 South Tryon Street, 9th Floor
                 Bank One Dallas                                       Charlotte, NC 28288-1179
                 ABA No. 11100614                                      ABA No. 053000219
                 Account No. 98120109                                  Account No. 465946
                 Reference: N620SW                                     Attn: Bond Administration - Pablo de la Canal
                                                                       Reference: Southwest Airlines
                 Owner Participant:
                 -----------------
                 Chrysler Financial Corporation                        Indenture Trustee:
                                                                       -----------------
                 225 High Ridge Road                                   Wilmington Trust Company
                 Stamford, CT 06905                                    Rodney Square North
                 Telecopy:  (203) 975-3910                             1100 North Market Street
                 Payment Instructions:                                 Wilmington, Delaware  19890-0001
                 Chase Manhattan Bank                                  Attn:  Corporate Trust Administration
                 ABA No. 021000021                                     Telecopy:  (302) 651-8882
                 For the account of                                    Payment Instructions:
                 Chrysler Financial Corporation                        Wilmington Trust Company
                 Account No. 036-1-069768                              Wilmington, Delaware
                 Reference:  Southwest Airlines                        ABA No. 031100092
                                                                       For the account of Southwest Airlines 1996-1
                 Original Loan Participant:                            Account No. 30875-0
                 -------------------------
                 Royal Bank of Canada, New York Branch                 Reference:  N620SW
                 Financial Square                                      Attn:  David A. Vanaskey
                 New York, New York 10005-3531                                Corporate Trust Administration
                 Attn: Don Calancie
                 Telecopy: (212) 428-6459
                 Payment Instructions:
                 Chase Manhattan Bank of New York
                 ABA No. 021000021
                 For the Account of Royal Bank of Canada,
                   New York
                 Account No. 920-1-033363
                 For further credit to Account No. 2185999





                        PARTICIPATION AGREEMENT [N620SW]

                                  SCHEDULE II

                                  Commitments


         Original                             Percentage of
    Loan Participant:                         Lessor's Cost                            Dollar Amount
    ----------------                          -------------                            -------------
Royal Bank of Canada,
 New York Branch                                74.48186621%                           $24,579,015.85

Owner Participant:


Chrysler Financial Corporation                  25.51813379%                           $ 8,420,984.15
                                                -----------                            --------------

Total Commitments:                                      100%                           $33,000,000.00
                                                ===========                            ==============





                        PARTICIPATION AGREEMENT [N620SW]

                                  SCHEDULE III

                                   Appraisal


1. The fair market value of the Aircraft on the Delivery Date is equal to Lessor's Cost.

2.       The Aircraft is reasonably estimated to have:

         (A)     a useful life of at least 30.5 years;

         (B) a residual value as of January 2, 2020 of more than 20% of Lessor's Cost (without taking into account any increase or decrease for inflation or deflation); and

         (C) an estimated fair market value (taking into account expected inflation or deflation) of not more than the Special Purchase Price on January 2, 2015.

3. The Aircraft will not be "limited use property" as described in Rev. Proc. 76-30, 1976-7. CB. 647.

4.       Such other matters as may be reasonably requested by the Owner
         Participant.





                        PARTICIPATION AGREEMENT [N620SW]

                                                                       EXHIBIT A

                             TRANSFEREE OP GUARANTY


                          TRANSFEREE OP GUARANTY, dated as of
________________by___________________________, a ___________ ________
corporation ("Transferee OP Guarantor") to and for the benefit of the Indenture Trustee, the Owner Trustee, individually and as Owner Trustee, the Lessee and the Original Loan Participant referred to in the Participation Agreement described below (collectively, together with their permitted successors and assigns, "Beneficiaries" and, individually, a "Beneficiary").

                                  WITNESSETH:

                          WHEREAS, _________________ a _____________
[corporation] ("Transferor"), is Owner Participant under that certain Participation Agreement, dated as of _______________ among Southwest Airlines Co., as Lessee, Chrysler Financial Corporation, as Owner Participant [and Transferor's predecessor in interest], Royal Bank of Canada, New York Branch, as the Original Loan Participant, First Union National Bank of North Carolina, in its individual capacity only as expressly provided therein and otherwise solely as Owner Trustee, and Wilmington Trust Company, in its individual capacity and as Indenture Trustee (the "Participation Agreement");

                          WHEREAS, Transferor wishes to transfer, except to the
extent expressly reserved to Transferor, all of its right, title and interest in and to the Participation Agreement, the Trust Estate and the other Operative Agreements to which Transferor is a party, and all proceeds therefrom as set forth in the Assignment and Assumption Agreement dated the date hereof between Transferor and ________________________, a _______________________corporation
("Transferee"); and

                          WHEREAS, the terms of the Participation Agreement
provide that the aforementioned transfer is conditioned upon the execution and delivery of this Guaranty by Transferee OP Guarantor;

                          NOW, THEREFORE, Transferee OP Guarantor hereby agrees
with and for the benefit of Beneficiaries as follows:

                          1.  Definitions.  Capitalized terms used herein and
not otherwise defined herein shall have the meanings given such terms in the Sale and Lease Agreement, dated as of June 1, 1996 between the Owner Trustee and Lessee, and the rules of usage set forth therein shall apply hereto.

                          2.  Guaranty. (a) Transferee OP Guarantor hereby
unconditionally and irrevocably guarantees, as primary obligor and not as a surety, to Beneficiaries and their respective successors, endorsees, transferees and assigns, the prompt and complete payment by Transferee when due (whether at the stated maturity, by acceleration or otherwise) of, and the faithful performance of and compliance with, all payment obligations of Transferee under the Participation Agreement and each other Operative Agreement to which Owner Participant is a party or by which it is bound (collectively,





                        PARTICIPATION AGREEMENT [N620SW]
the "Relevant Documents"), strictly in accordance with the terms thereof and the timely performance of all other obligations of Transferee thereunder (such payment and other obligations, the "Obligations"), and Transferee OP Guarantor further agrees to pay all expenses (including, all fees and disbursements of counsel) that may be paid or incurred by Beneficiaries in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, Transferee OP Guarantor under this Guaranty.

                          (b)     No payment or payments made by Transferee,
Transferee OP Guarantor, any other guarantor or any other Person or received or collected by any Beneficiary from Transferee, Transferee OP Guarantor, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Transferee OP Guarantor hereunder until the Obligations are paid and performed in full.

                          (c)     If for any reason any Obligation (whether
affirmative or negative in character) shall not be observed or performed or paid promptly when due and payable, Transferee OP Guarantor shall promptly perform or observe or cause to be performed or observed each such Obligation or undertaking and shall forthwith pay such amount at the place and to the person or entity entitled thereto pursuant to the Relevant Documents regardless of whether or not any Beneficiary or anyone on behalf of any Beneficiary shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against Transferee or any other person or entity to compel any such performance or to collect all or any part of such amount pursuant to the provisions of the Relevant Documents or at law or in equity, or otherwise, and regardless of any other condition or contingency.

                          3.  No Subrogation.  Notwithstanding any payment or
payments made by Transferee OP Guarantor hereunder or any set-off or application of funds of Transferee OP Guarantor by any Beneficiary, Transferee OP Guarantor shall not be entitled to be subrogated to any of the rights of any Beneficiary against Transferee or any collateral, security or guarantee or right of set-off held by any Beneficiary for the payment of the Obligations, nor shall Transferee OP Guarantor seek or be entitled to seek any reimbursement from Transferee in respect of payments made by Transferee OP Guarantor hereunder, unless all amounts and performance then owing to Beneficiaries by Transferee on account of the Obligations shall have been paid and performed in full.

                          4.  Amendments, etc., with respect to the
Obligations; Waiver of Rights. The Transferee OP Guarantor shall remain fully obligated hereunder notwithstanding that, without any reservation of rights against the Transferee OP Guarantor and without notice to or further assent by the Transferee OP Guarantor, any demand for payment or performance of any of the Obligations made by any Beneficiary may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Beneficiary and any Relevant Document, and/or any collateral security document or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the parties thereto may deem advisable from time to time, and any





                        PARTICIPATION AGREEMENT [N620SW]
collateral security, guarantee or right of offset at any time held by any Beneficiary for the payment or performance of the Obligations may be sold, exchanged, waived, surrendered or released. No Beneficiary shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against the Transferee OP Guarantor, a Beneficiary may, but shall be under no obligation to, make a similar demand on the Transferee or any other guarantor, and any failure by a Beneficiary to make any such demand or to collect any payments from the Transferee or any such other guarantor or any release of the Transferee or such other guarantor shall not relieve the Transferee OP Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Beneficiary against the Transferee OP Guarantor. For purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

                          5.  Guaranty Absolute and Unconditional.  The
Transferee OP Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Beneficiary upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Transferee or the Transferee OP Guarantor and any Beneficiary shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Transferee OP Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Transferee or the Transferee OP Guarantor with respect to the Obligations. The Transferee OP Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment and performance (and not merely of collectibility) without regard to (a) the validity, regularity or enforceability of any Relevant Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Beneficiary, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Transferee against any Beneficiary, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Transferee or the Transferee OP Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Transferee for the Obligations, or of the Transferee OP Guarantor under this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Transferee OP Guarantor, any Beneficiary may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Transferee or any other person or entity or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Beneficiary to pursue such other rights or remedies or to collect any payments from the Transferee or any such other person or entity or to realize upon any such collateral security or guarantee or exercise any such right of offset, or any release of the Transferee or any such other person or entity or any such collateral security, guarantee or right of offset, shall not relieve the Transferee 0P Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Beneficiary against the Transferee OP Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Transferee OP Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Beneficiaries, and their respective successors, endorsees, transferees and assigns, until all of the Obligations and the obligations of the Transferee OP Guarantor under this Agreement shall have been





                        PARTICIPATION AGREEMENT [N620SW]
satisfied by payment and performance in full. The Transferee OP Guarantor further agrees that, without limiting the generality of this Guaranty, if any Beneficiary (or any assignee thereof) shall be prevented by applicable law from exercising its remedies (or any of them) against the Transferee under any Operative Document, such Beneficiary (or any assignee thereof) shall be entitled to receive hereunder from the Transferee OP Guarantor, upon demand therefor, the sums that would have otherwise been due from the Transferee had such remedies been able to be exercised.

                          6.  Reinstatement.  This Guaranty shall continue to
be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, or any of the Obligations is rescinded or must otherwise be restored or returned by any Beneficiary upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Transferee or the Transferee OP Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Transferee or the Transferee OP Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made. The Transferee OP Guarantor shall not commence any "case" (as defined in Title 11 of the United States Code) against the Transferee.

                          7.  Payments.  The Transferee OP Guarantor hereby
guarantees that payments hereunder shall be paid without set-off, counterclaim, deduction or withholding, except as required by applicable law, and shall be made in Dollars, provided, if any withholding Taxes are so imposed under applicable law, the Transferee OP Guarantor shall pay an additional amount such that the net amount actually received by the Person entitled thereto, free of withholding, will equal the amount then due absent such withholding.

                          8.  Representations and Warranties. The Transferee OP
Guarantor hereby represents and warrants that:

                          (a) it is a [corporation] duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under this Guaranty;

                          (b) this Guaranty has been duly authorized by all necessary corporate action on the part of the Transferee OP Guarantor, does not require any approval not already obtained of stockholders of the Transferee OP Guarantor or any approval or consent not already obtained of any trustee or holders of any indebtedness or obligations of the Transferee OP Guarantor, and has been duly executed and delivered by the Transferee OP Guarantor;

                          (c) this Guaranty constitutes a legal, valid and binding obligation of the Transferee OP Guarantor enforceable in accordance with its terms;

                          (d) there are no pending or, to the knowledge of the Transferee OP Guarantor, threatened actions or proceedings against the Transferee OP Guarantor before any court or administrative agency which, if determined adversely to the Transferee OP Guarantor, would materially adversely affect the financial condition of





                        PARTICIPATION AGREEMENT [N620SW]
                 the Transferee OP Guarantor or the ability of the Transferee OP Guarantor to perform its obligations under this Guaranty;

                          (e) its net worth (as defined in Section 8(l) of the Participation Agreement) is at least $75,000,000; and

                          (f) there has not occurred any event which constitutes (or to the best of its knowledge would, with the passage of time or the giving of notice or both, constitute) an Indenture Event of Default which has been caused by or relates to the Transferee OP Guarantor and which is presently continuing.

                          9.      Severability.  Any provision of this Guaranty
that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                          10.     No Waiver; Cumulative Remedies . No
Beneficiary shall by any act (except by a written instrument pursuant to Section 12 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Beneficiary, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by a Beneficiary of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Beneficiary would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                          11.     Integration.  This Guaranty represents the
entire agreement of Transferee OP Guarantor with respect to the subject matter hereof and there are no promises or representations by any Beneficiary relative to the subject matter hereof not reflected herein.

                          12.     Amendments and Waivers.  None of the terms or
provisions of this Guaranty may be waived, amended or supplemented or otherwise modified except by a written instrument executed by Transferee OP Guarantor and each Beneficiary.

                          13.     Section Headings.  The Section headings used
in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                          14.  Successors and Assigns.  This Guaranty shall be
binding upon the successors and assigns of Transferee OP Guarantor and shall inure to the benefit of Beneficiaries and their respective successors and assigns.





                        PARTICIPATION AGREEMENT [N620SW]

                          15.  GOVERNING LAW.  THIS GUARANTY SHALL IN ALL
RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REFERENCE TO ANY CONFLICT OF LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

                          16.     Notices.  All notices and other
communications required under the terms and conditions hereof shall be given and shall be effective in accordance with the provisions of Section 13(a) of the Participation Agreement; provided that notices to the Transferee OP Guarantor shall be sent to _______________________.





                        PARTICIPATION AGREEMENT [N620SW]

                          IN WITNESS WHEREOF, the undersigned has caused this
Transferee OP Guaranty to be duly executed and delivered by its duly authorized officer as of the day and the year first above written.


                                       [NAME OF TRANSFEREE OP GUARANTOR]


                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------





                        PARTICIPATION AGREEMENT [N620SW]

                                                                       EXHIBIT B

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

         ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of _______, between ______________________, a ______________ [corporation] ("Assignor") and
______________________________, a ________________[corporation] ("Assignee")
(the "Agreement").

                                  WITNESSETH:

         WHEREAS, the parties hereto desire to effect (a) the transfer by Assignor to Assignee of all of the right, title and interest of the Assignor (except as reserved below) in, under and with respect to, among other things,
(i) the Participation Agreement, dated as of June 1, 1996, among Southwest Airlines Co., as Lessee, Chrysler Financial Corporation, as Owner Participant, Royal Bank of Canada, New York Branch, as Original Loan Participant, First Union National Bank of North Carolina, in its individual capacity only as expressly provided therein and otherwise solely as Owner Trustee, and Wilmington Trust Company, in its individual capacity and as Indenture Trustee, as the same may be amended, modified or supplemented from time to time (the "Participation Agreement"), (ii) the Trust Agreement identified in the Participation Agreement, (iii) the Trust Estate (as defined in the Trust Agreement) and (iv) the proceeds therefrom and (b) the assumption by Assignee of the obligations of Assignor accruing thereunder;

         NOW, THEREFORE, it is hereby agreed as follows:

         1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Sale and Lease Agreement, dated as of June 1, 1996 between the Owner Trustee and Lessee, and the rules of usage set forth therein shall apply hereto.

         2. Assignment. Assignor does hereby sell, convey, assign, transfer and set over unto Assignee, as of the date hereof, all of its right, title and interest in, under and with respect to the Participation Agreement, the Trust Agreement, the Tax Indemnity Agreement, the Trust Estate or any other contract, agreement, document or instrument relating to the Trust Estate by which Assignor is bound, and any proceeds therefrom, together with all other documents and instruments evidencing any of such right, title and interest, except such rights of Assignor as have accrued to Assignor prior to the date hereof (including the right to receive any amounts due or accrued to Assignor under the Trust Agreement as of a date prior to such date and the right to receive any indemnity payment pursuant to the Participation Agreement or the Tax Indemnity Agreement with respect to events occurring prior to such date).

         3. Assumption. Assignee hereby undertakes, for the benefit of Assignor, Indenture Trustee, Owner Trustee, Original Loan Participant and Lessee and their successors and assigns, all of the duties and obligations of Assignor whenever accrued (other than duties and obligations of Assignor required to be performed by it on or prior to the date hereof under the Participation Agreement, the Trust Agreement, the Tax Indemnity Agreement or any other contract, agreement, document or other instrument relating to the Trust Estate to which Assignor is a party or by which it is bound) pursuant to the Participation Agreement, the Trust Agreement, the Tax Indemnity Agreement or any other





                        PARTICIPATION AGREEMENT [N620SW]
contract, agreement, document or other instrument relating to the Trust Estate to which Assignor is a party or by which it is bound, and hereby confirms that it shall be deemed a party to the Participation Agreement, the Trust Agreement, the Tax Indemnity Agreement and each other contract, agreement, document or other instrument relating to the Trust Estate to which Assignor is a party or by which it is bound as if therein named as Owner Participant.

         4. Release of Assignor. Except for liabilities not assumed as provided in Section 3 hereof and except to the extent applicable as a condition to the continued enforcement of any rights thereunder retained by Assignor, upon the execution of this Assignment and Assumption Agreement, Assignor shall have no further duty or obligation under the Participation Agreement, the Trust Agreement, the Tax Indemnity Agreement or under any other contract, agreement, document or other instrument relating to the Trust Estate to which Assignor is a party or by which it is bound; provided, however, that Assignor shall in no event be released from any liability on account of any breach by it of any representations or warranties, covenants or obligations set forth in the Participation Agreement or for any fraudulent or willful misconduct engaged in by it on or prior to the date hereof; provided further, that Assignor shall remain liable for, and shall indemnify and hold harmless the Original Loan Participant from and against any reduction in the amount payable out of the Trust Estate to the Original Loan Participant, and any other losses, costs or expenses incurred by the Original Loan Participant to the extent that any such reduction, loss, cost or expense shall result from the imposition or enforcement of any Lien or any claim against the Trust Estate by a taxing authority because of the nonpayment by Assignor of taxes imposed on or measured by its income or gross receipts by such taxing authority arising from the assignment hereunder.

         5. Appointment as Attorney-in-Fact. In furtherance of the within assignment, Assignor hereby constitutes and appoints Assignee, and its successors and assigns, the true and lawful attorneys of Assignor, with full power of substitution, in the name of Assignee or in the name of Assignor but on behalf of and for the benefit of and at the expense of Assignee, to collect for the account of Assignee all items sold, transferred or assigned to Assignee pursuant hereto; to institute and prosecute, in the name of Assignor or otherwise, but at the expense of Assignee, all proceedings that Assignee may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the items sold, transferred or assigned; to defend and compromise at the expense of Assignee any and all actions, suits or proceedings as to title to or interest in any of the property acquired by Assignee; and to do all such acts and things in relation thereto at the expense of Assignee as Assignee shall reasonably deem advisable. Assignor hereby acknowledges that this appointment is coupled with an interest and is irrevocable by Assignor in any manner or for any reason.

         6. Payments. Assignor hereby covenants and agrees to pay over to Assignee, if and when received following the date hereof, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of Assignor that, under Section 2 hereof, belong to Assignee, and Assignee hereby covenants and agrees to pay over to Assignor, if and when received following the date hereof, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of Assignee that, under
Section 2 hereof, belong to Assignor.





                        PARTICIPATION AGREEMENT [N620SW]

         7. Representations and Warranties. Assignee represents and warrants that:

   (a) it is a [corporation] duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under this Agreement and the Owner Participant Agreements;

   (b) this Agreement has been duly authorized by all necessary corporate action on the part of the Assignee, does not require any approval not already obtained of stockholders of the Assignee or any approval or consent not already obtained of any trustee or holders of any indebtedness or obligations of the Assignee, and has been duly executed and delivered by the Assignee;

   (c) assuming that this Agreement and each of the Owner Participant Agreements is the legal, valid and binding obligation of each other party thereto, this Agreement and each such Owner Participant Agreement constitute the legal, valid and binding obligations of the Assignee enforceable in accordance with their respective terms;

   (d) subject to and in reliance upon the representations made by the Original Loan Participant and Lessee in Sections 8(o) and 7(a)(xv) of the Participation Agreement, respectively, and compliance with the covenants of Section 8(d) and 8(bb) of the Participation Agreement, neither the execution and delivery by the Assignee of this Agreement, nor the consummation of the transactions contemplated hereby or by the Owner Participant Agreements, nor compliance by the Assignee with any of the terms and provisions hereof or of the Owner Participant Agreements will contravene any United States federal or state law, judgment, governmental rule, regulation or order applicable to or binding on the Assignee (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law) or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Permitted Liens of the type described in clause (a) of the definition thereof) upon the Trust Estate under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which the Assignee is a party or by which it or its properties may be bound or affected;

   (e) there are no pending or, to the knowledge of the Assignee, threatened actions or proceedings against the Assignee before any court or administrative agency which, if determined adversely to the Assignee, would materially adversely affect the financial condition of the Assignee or the ability of the Assignee to perform its obligations under this Agreement or the Owner Participant Agreements;

   (f) on the Delivery Date, there will be no Lessor Liens attributable to the Assignee;

   (g) the Assignee's net worth (as defined in Section 8(l) of the Participation Agreement) is at least $75,000,000;

   (h) there has not occurred any event which constitutes (or to the best of its knowledge would, with the passage of time or giving of notice or both, constitute) an Indenture Event of Default which has been caused by or relates to the Assignee and which is presently continuing;

   (i) it is a permitted Transferee under Section 8(l)(A) of the Participation Agreement;

   (j) it is a "citizen of the United States" within the meaning of 49 U.S.C.
Section 40102(a)(15)(C) [or it has, at its sole cost and expense on an after-tax basis (including any continuing costs of any voting trust), entered into a voting trust or similar arrangement which permits the registration of the Aircraft under the Act in the name of the Owner Trustee without any restriction on the operation of the Aircraft]; and

   (k) it has the full power and authority to enter into the transactions contemplated by the Owner Participant Agreements.

         8. GOVERNING LAW. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REFERENCE TO ANY CONFLICT OF LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the day and year first above written.

                                       [ASSIGNOR]


                                       By
                                          --------------------------------------
                                       Title:
                                              ----------------------------------

                                       [ASSIGNEE]


                                       By
                                          --------------------------------------
                                       Title:
                                              ----------------------------------